                                                                    EXHIBIT 99.1
                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

IN RE:                                      :  Jointly Administered
                                            :  Case No. 00-4211 (SLR)

PILLOWTEX, INC.,                            :
a Delaware corporation, et al.,             :  Chapter 11
                                            :
                    Debtors.                :
                                            :
(Amoskeag Management Corporation)           :  (Case No. 00-4212 (SLR))
(Bangor Investment Company)                 :  (Case No. 00-4213 (SLR))
(Beacon Manufacturing Company)              :  (Case No. 00-4214 (SLR))
(Crestfield Cotton Company)                 :  (Case No. 00-4215 (SLR))
(Downeast Securities Corporation)           :  (Case No. 00-4216 (SLR))
(Encee, Inc.)                               :  (Case No. 00-4217 (SLR))
(FCC Canada, Inc.)                          :  (Case No. 00-4218 (SLR))
(Fieldcrest Cannon, Inc.)                   :  (Case No. 00-4219 (SLR))
(Fieldcrest Cannon Transportation, Inc.)    :  (Case No. 00-4220 (SLR))
(Fieldcrest Cannon Financing, Inc.)         :  (Case No. 00-4221 (SLR))
(Fieldcrest Cannon International, Inc.)     :  (Case No. 00-4222 (SLR))
(Fieldcrest Cannon Licensing, Inc.)         :  (Case No. 00-4223 (SLR))
(Fieldcrest Cannon SF, Inc.)                :  (Case No. 00-4224 (SLR))
(The Leshner Corporation)                   :  (Case No. 00-4225 (SLR))
(Leshner of California, Inc.)               :  (Case No. 00-4226 (SLR))
(Manetta Home Fashions, Inc.)               :  (Case No. 00-4227 (SLR))
(Moore's Falls Corporation)                 :  (Case No. 00-4228 (SLR))
(Opelika Industries, Inc.)                  :  (Case No. 00-4229 (SLR))
(Pillowtex Corporation)                     :  (Case No. 00-4230 (SLR))
(Pillowtex Management Services Company)     :  (Case No. 00-4231 (SLR))
(PTEX Holding Company)                      :  (Case No. 00-4232 (SLR))
(St. Marys, Inc.)                           :  (Case No. 00-4233 (SLR))
(Tennessee Woolen Mills, Inc.)              :  (Case No. 00-4234 (SLR))
                                            :
                                            :  FIRST AMENDED JOINT PLAN
                                            :  OF REORGANIZATION OF
                                            :  PILLOWTEX CORPORATION
                                            :  AND ITS DEBTOR SUBSIDIARIES
                                               ---------------------------

                                               WILLIAM H. SUDELL, JR. (DE 463)
                                               ERIC D. SCHWARTZ  (DE 3134)
                                               MORRIS, NICHOLS, ARSHT & TUNNELL
                                               1201 North Market Street
                                               P.O. Box 1347
                                               Wilmington, Delaware  19899
                                               (302) 658-9200

                                                          - and -

                                               DAVID G. HEIMAN (OH 0038271)
                                               JONES, DAY, REAVIS & POGUE
                                               North Point
                                               901 Lakeside Avenue
                                               Cleveland, Ohio 44114
                                               (216) 586-3939

                                               SHARON A. ALEXANDER (TX 00998580)
                                               HENRY L. GOMPF (TX 08116400)
                                               GREGORY M. GORDON (TX 08435300)
                                               DANIEL P. WINIKKA (TX 00794873)
                                               JONES, DAY, REAVIS & POGUE
                                               2727 North Harwood Street
                                               Dallas, Texas 75201
                                               (214) 220-3939

                                               ATTORNEYS FOR DEBTORS AND DEBTORS
                                               IN POSSESSION

                               Table of Contents

                                                                          Page

ARTICLE I.     DEFINED TERMS, RULES OF INTERPRETATION AND
               COMPUTATION OF TIME ........................................ 1

     A.    Defined Terms .................................................. 1

           1.    "Administrative Claim" ................................... 1

           2.    "Administrative Trade Claim" ............................. 1

           3.    "Aircraft Lease" ......................................... 1

           4.    "Aircraft Lease Claim" ................................... 1

           5.    "Alabama Revenue Bonds" .................................. 1

           6.    "Allowed Claim" .......................................... 2

           7.    "Allowed . . . Claim" .................................... 2

           8.    "Ballot" ................................................. 2

           9.    "Bank Loan Claim" ........................................ 2

           10.   "Bank of America" ........................................ 2

           11.   "Bankruptcy Code" ........................................ 2

           12.   "Bankruptcy Court" ....................................... 2

           13.   "Bankruptcy Rules" ....................................... 2

           14.   "Bar Date" ............................................... 2

           15.   "Bar Date Order" ......................................... 2

           16.   "Business Day" ........................................... 2

           17.   "Cash Investment Yield" .................................. 3

           18.   "Claim" .................................................. 3

           19.   "Claims Objection Bar Date" .............................. 3

           20.   "Class" .................................................. 3

           21.   "Confirmation" ........................................... 3

           22.   "Confirmation Date" ...................................... 3

           23.   "Confirmation Hearing" ................................... 3

           24.   "Confirmation Order" ..................................... 3

           25.   "Constituent Documents" .................................. 3

           26.   "Creditors' Committee" ................................... 3

           27.   "Cure Amount Claim" ...................................... 3

           28.   "Debtors" ................................................ 3

           29.   "Designated Post-Petition Loans" ......................... 3

           30.   "DIP Financing Facility" ................................. 4

                                Table of Contents
                                  (continued)
                                                                           Page

     31.   "DIP Lenders" ..................................................   4

     32.   "DIP Order" ....................................................   4

     33.   "Disbursing Agent" .............................................   4

     34.   "Disclosure Statement" .........................................   4

     35.   "Disputed Claim" ...............................................   4

     36.   "Disputed Insured Claim" and "Disputed Uninsured Claim" ........   4

     37.   "Distribution Record Date" .....................................   4

     38.   "Division" .....................................................   4

     39.   "Document Website" .............................................   5

     40.   "Effective Date" ...............................................   5

     41.   "Equity Incentive Plan" ........................................   5

     42.   "ERISA" ........................................................   5

     43.   "Estate" .......................................................   5

     44.   "Exchange Act" .................................................   5

     45.   "Executory Contract" or "Unexpired Lease" ......................   5

     46.   "Exit Financing Revolver Facility" .............................   5

     47.   "Exit Financing Revolver Facility Agent Bank" ..................   5

     48.   "Exit Term Loan" ...............................................   5

     49.   "Exit Term Loan Notes" .........................................   5

     50.   "Face Amount" ..................................................   5

     51.   "Facility A Term Loan Notes" ...................................   6

     52.   "Facility B Term Loan Notes" ...................................   6

     53.   "Fee Claim" ....................................................   6

     54.   "Fee Order" ....................................................   6

     55.   "Fieldcrest Cannon" ............................................   6

     56.   "File," "Filed" or "Filing" ....................................   6

     57.   "Final Order" ..................................................   6

     58.   "Indenture Trustees" ...........................................   6

     59.   "Industrial Revenue Bond Claim" ................................   6

     60.   "Insured Claim" ................................................   7

     61.   "Intercompany Claim" ...........................................   7

     62.   "Interest" .....................................................   7

                               Table of Contents
                                  (continued)
                                                                            Page

    63.   "IRS" ...........................................................   7

    64.   "MBFC Revenue Bonds" ............................................   7

    65.   "MESA" ..........................................................   7

    66.   "National Securities Exchange" ..................................   7

    67.   "New Common Stock" ..............................................   7

    68.   "New Pillowtex" .................................................   7

    69.   "New Registration Rights Agreement" .............................   7

    70.   "New Tax Sharing Agreement" .....................................   7

    71.   "New Warrant Agreement" .........................................   7

    72.   "New Warrants" ..................................................   7

    73.   "Old 6% Debenture Claim" ........................................   7

    74.   "Old 6% Debenture Promissory Note Claim" ........................   8

    75.   "Old 6% Debenture Promissory Notes" .............................   8

    76.   "Old 6% Debentures" .............................................   8

    77.   "Old 6% Debentures Indenture" ...................................   8

    78.   "Old 6% Debentures Indenture Trustee" ...........................   8

    79.   "Old 9% Notes" ..................................................   8

    80.   "Old 9% Notes Indenture" ........................................   8

    81.   "Old 9% Notes Indenture Trustee" ................................   8

    82.   "Old 10% Notes" .................................................   8

    83.   "Old 10% Notes Indenture" .......................................   8

    84.   "Old 10% Notes Indenture Trustee" ...............................   8

    85.   "Old Common Stock of . . ." .....................................   8

    86.   "Old Preferred Stock of . . ." ..................................   9

    87.   "Old Senior Subordinated Notes" .................................   9

    88.   "Old Senior Subordinated Notes Claim" ...........................   9

    89.   "Ordinary Course Professionals Order" ...........................   9

    90.   "Outstanding Industrial Revenue Bonds" ..........................   9

    91.   "Overline Facility" .............................................   9

    92.   "Overline Facility Claim" .......................................   9

    93.   "PBGC" ..........................................................   9

    94.   "Petition Date" .................................................   9

                               Table of Contents
                                  (continued)
                                                                           Page

     95.   "Pillowtex" ....................................................  9

     96.   "Pillowtex Entities" ...........................................  9

     97.   "Pillowtex Merger" .............................................  9

     98.   "Pillowtex Pension Plan" .......................................  9

     99.   "Pillowtex Subsidiary Debtors" .................................  9

     100.  "Plan" .........................................................  9

     101.  "Plan of Merger" ...............................................  9

     102.  "Prepetition Credit Facility" ..................................  9

     103.  "Prepetition Credit Facility Notes" ............................ 10

     104.  "Prepetition Indentures" ....................................... 10

     105.  "Prepetition Revolving Credit Agreement" ....................... 10

     106.  "Prepetition Term Credit Agreement" ............................ 10

     107.  "Priority Claim" ............................................... 10

     108.  "Priority Tax Claim" ........................................... 10

     109.  "Professional" ................................................. 10

     110.  "Pro Rata" ..................................................... 10

     111.  "Quarterly Distribution Date" .................................. 10

     112.  "Real Property Executory Contract or Unexpired Lease" .......... 11

     113.  "Recovery Action" .............................................. 11

     114.  "Reinstated" or "Reinstatement" ................................ 11

     115.  "Reorganization Case" .......................................... 11

     116.  "Reorganized . . ." ............................................ 11

     117.  "Reserved Shares" .............................................. 11

     118.  "Reserved Warrants" ............................................ 12

     119.  "Restructuring Transactions" ................................... 12

     120.  "Revolving Credit Notes" ....................................... 12

     121.  "Schedules" .................................................... 12

     122.  "Secondary Liability Claim" .................................... 12

     123.  "Secured Claim" ................................................ 12

     124.  "Securities Act" ............................................... 12

     125.  "State Street Motion" .......................................... 12

     126.  "State Street Settlement" ...................................... 12

                               Table of Contents
                                  (continued)

                                                                                                         Page

             127.     "Stipulation of Amount and Nature of Claim" ....................................     13

             128.     "Subordination Reserve Allocation" .............................................     13

             129.     "Tax" ..........................................................................     13

             130.     "Third Party Disbursing Agent" .................................................     13

             131.     "Tort Claim" ...................................................................     13

             132.     "Trade Claim" ..................................................................     13

             133.     "Uninsured Claim" ..............................................................     13

             134.     "Unsecured Claim" ..............................................................     13

             135.     "Unsecured Claims Reserve" .....................................................     13

             136.     "Voting Deadline" ..............................................................     14

         B.  Rules of Interpretation and Computation of Time .........................................     14

             1.       Rules of Interpretation ........................................................     14

             2.       Computation of Time ............................................................     14

ARTICLE II.      CLASSES OF CLAIMS AND INTERESTS .....................................................     14

         A.  Unimpaired Classes of Claims and Interests ..............................................     14

             1.       Class 1 (Unsecured Priority Claims) ............................................     14

             2.       Class 3 (Industrial Revenue Bond Claims) .......................................     15

             3.       Class 4, Divisions 4A, 4B, 4C, 4D, 4E and 4F (Other Secured Claims) ............     15

             4.       Class 7 (Intercompany Claims) ..................................................     15

             5.       Class 10 (Pillowtex Subsidiary Debtors Old Common Stock Interests) .............     15

         B.  Impaired Classes of Claims and Interests ................................................     15

             1.       Class 2 (Convenience Claims) ...................................................     15

             2.       Class 4, Division 4G (Other Secured Claims) ....................................     15

             3.       Class 5 (Bank Loan Claims) .....................................................     15

             4.       Class 6 (Unsecured Claims) .....................................................     15

             5.       Class 8 (Pillowtex Old Preferred Stock Interests) ..............................     15

             6.       Class 9 (Pillowtex Old Common Stock Interests) .................................     15

ARTICLE III.     TREATMENT OF CLAIMS AND INTERESTS ...................................................     16

         A.  Unclassified Claims .....................................................................     16

             1.       Payment of Administrative Claims ...............................................     16

                      a.       Administrative Claims in General ......................................     16

                      b.       Statutory Fees ........................................................     16



                               Table of Contents
                                  (continued)

                                                                                                              Page

                           c.       Ordinary Course Liabilities .............................................   16

                           d.       Claims Under DIP Financing Facility and DIP Order .......................   16

                           e.       Administrative Claims of Indenture Trustees .............................   16

                           f.       Bar Dates for Administrative Claims .....................................   17

                  2.       Payment of Priority Tax Claims ...................................................   18

                           a.       Priority Tax Claims .....................................................   18

                           b.       Other Provisions Concerning Treatment of Priority Tax Claims ............   18

         B.       Unimpaired Classes of Claims ..............................................................   18

                  1.       Class 1 Claims (Unsecured Priority Claims) .......................................   18

                  2.       Class 3 Claims (Industrial Revenue Bond Claims) ..................................   18

                  3.       Class 4, Division 4A, 4B, 4C, 4D, 4E and 4F Claims (Other Secured Claims) ........   18

                  4.       Class 7 Claims (Intercompany Claims) .............................................   18

                  5.       Class 10 Interests (Pillowtex Subsidiary Debtors Old Common Stock Interests) .....   19

         C.       Impaired Classes of Claims and Interests ..................................................   19

                  1.       Class 2 Claims (Convenience Claims) ..............................................   19

                  2.       Class 4, Division 4G Claims (Other Secured Claims) ...............................   19

                  3.       Class 5 Claims (Bank Loan Claims) ................................................   19

                  4.       Class 6 Claims (Unsecured Claims) ................................................   19

                  5.       Class 8 Interests (Pillowtex Old Preferred Stock Interests) ......................   19

                  6.       Class 9 Interests (Pillowtex Old Common Stock Interests) .........................   19

         D.       Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims ..........   19

         E.       Special Provisions Regarding the Indenture Trustees' Claims ...............................   20

         F.       Special Provisions Regarding the State Street Settlement ..................................   21

ARTICLE IV.           MEANS FOR IMPLEMENTATION OF THE PLAN ..................................................   21

         A.       Continued Corporate Existence and Vesting of Assets in the Reorganized Debtors ............   21

         B.       Restructuring Transactions ................................................................   21

                  1.       Restructuring Transactions Generally .............................................   21

                  2.       Obligations of Any Successor Corporation in a Restructuring Transaction ..........   22

                  3.       Pillowtex Merger .................................................................   22


                               Table of Contents
                                  (continued)

                                                                                                              Page

         C.       Corporate Governance, Directors and Officers, Employment-Related Agreements
                  and Compensation Programs ................................................................    22

                  1.       Certificates of Incorporation and Bylaws ........................................    22

                           a.       Reorganized Pillowtex ..................................................    22

                           b.       Reorganized Pillowtex Subsidiary Debtors ...............................    23

                  2.       Directors and Officers of the Reorganized Debtors ...............................    23

                  3.       New Employment, Retirement, Indemnification and Other Related
                           Agreements and Incentive Compensation Programs ..................................    23

                  4.       Corporate Action ................................................................    23

         D.       Exit Financing Revolver Facility, Exit Term Loan, Obtaining Cash for Plan
                  Distributions and Transfers of Funds Among the Debtors ...................................    24

         E.       Preservation of Rights of Action; Settlement Agreements and Releases .....................    25

                  1.       Preservation of Rights of Action by the Debtors and the Reorganized Debtors .....    25

                  2.       Releases; Indemnification .......................................................    25

                           a.       General Releases by Holders of Claims or Interests .....................    25

                           b.       Releases Related to Bank Loan Claims ...................................    25

                           c.       Releases Related to Preference Actions .................................    26

                           d.       Injunction Related to Releases .........................................    26

         F.       Continuation of Certain Employee and Retiree Benefits ....................................    26

                  1.       Employee Benefits ...............................................................    26

                  2.       Retiree Benefits ................................................................    26

         G.       Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims ............    26

         H.       Cancellation and Surrender of Instruments, Securities and Other Documentation ............    27

         I.       New Registration Rights Agreement ........................................................    27

         J.       New Warrant Agreement ....................................................................    27

         K.       Other Agreements Related to Implementation of the Plan ...................................    27

         L.       Release of Liens .........................................................................    27

         M.       Effectuating Documents; Further Transactions; Exemption from Certain Transfer
                  Taxes ....................................................................................    28

ARTICLE V.            TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES ................................    28

         A.       Executory Contracts or Unexpired Leases to Be Assumed or Assumed and Assigned ............    28

                  1.       Assumption and Assignment Generally .............................................    28


                               Table of Contents

                                  (continued)

                                                                                                              Page

                  2.       Assumptions and Assignments of Real Property Executory Contracts or
                           Unexpired Leases ...............................................................     29

                  3.       Assignments Related to the Restructuring Transactions ..........................     29

                  4.       Approval of Assumptions and Assignments ........................................     29

         B.       Payments Related to the Assumption of Executory Contracts or Unexpired Leases ...........     29

         C.       Executory Contracts or Unexpired Leases to Be Rejected ..................................     30

         D.       Bar Date for Rejection Damages ..........................................................     30

         E.       Special Executory Contract or Unexpired Lease Issues ....................................     30

                  1.       Obligations to Indemnify Directors, Officers and Employees .....................     30

                  2.       Reinstatement of Allowed Secondary Liability Claims Arising From or
                           Related to Executory Contracts or Unexpired Leases Assumed
                           by the Debtors .................................................................     31

         F.       Contracts and Leases Entered Into After the Petition Date ...............................     31

ARTICLE VI.           PROVISIONS GOVERNING DISTRIBUTIONS ..................................................     31

         A.       Distributions for Claims Allowed as of the Effective Date ...............................     31

                  1.       Distributions to Be Made on the Effective Date .................................     31

                  2.       Distributions on the Effective Date in Respect of Class 6 Unsecured Claims .....     31

                  3.       Distributions in Respect of Old 6% Debentures ..................................     32

         B.       Method of Distributions to Holders of Claims ............................................     32

         C.       Compensation and Reimbursement for Services Related to Distributions ....................     32

         D.       Provisions Governing the Unsecured Claims Reserve .......................................     32

                  1.       Funding of the Unsecured Claims Reserve ........................................     32

                  2.       Property Held in Unsecured Claims Reserve ......................................     33

                           a.       Dividends and Distributions ...........................................     33

                           b.       Recourse ..............................................................     33

         E.       Delivery of Distributions and Undeliverable or Unclaimed Distributions ..................     33

                  1.       Delivery of Distributions ......................................................     33

                           a.       Generally .............................................................     33

                           b.       Special Provisions for Distributions to Holders of Old Senior
                                    Subordinated Notes Claims or Old 6% Debenture Claims ..................     33

                  2.       Undeliverable Distributions Held by Disbursing Agents ..........................     34

                           a.       Holding and Investment of Undeliverable Distributions;
                                    Undelivered New Common Stock and New Warrants .........................     34


                               Table of Contents
                                  (continued)

                                                                                                             Page

                           b.       After Distributions Become Deliverable ..................................   34

                           c.       Failure to Claim Undeliverable Distributions ............................   34

         F.       Distribution Record Date ..................................................................   35

         G.       Means of Cash Payments ....................................................................   35

         H.       Timing and Calculation of Amounts to Be Distributed .......................................   35

                  1.       Allowed Claims in Classes Other Than Class 6 .....................................   35

                  2.       Allowed Claims in Class 6 ........................................................   36

                           a.       Initial Distributions ...................................................   36

                           b.       Additional Distributions on Account of Previously Allowed
                                    Claims ..................................................................   36

                  3.       Distributions of New Common Stock and New Warrants ...............................   36

                  4.       De Minimis Distributions .........................................................   36

                  5.       Compliance with Tax Requirements .................................................   37

         I.       Setoffs ...................................................................................   37

         J.       Surrender of Canceled Instruments or Securities ...........................................   37

                  1.       Tender of Old Senior Subordinated Notes, Old 6% Debentures and Old
                           6% Debenture Promissory Notes ....................................................   38

                  2.       Lost, Stolen, Mutilated or Destroyed Old Senior Subordinated Notes,
                           Old 6% Debentures and Old 6% Debenture Promissory Notes ..........................   38

                  3.       Failure to Surrender Old Senior Subordinated Notes, Old 6% Debentures
                           and Old 6% Debenture Promissory Notes ............................................   38

                  4.       Prepetition Credit Facility Notes ................................................   38

ARTICLE VII.          PROCEDURES FOR RESOLVING DISPUTED CLAIMS ..............................................   39

         A.       Prosecution of Objections to Claims .......................................................   39

                  1.       Objections to Claims .............................................................   39

                  2.       Authority to Prosecute Objections ................................................   39

         B.       Treatment of Disputed Claims ..............................................................   39

         C.       Distributions on Account of Disputed Claims Once Allowed ..................................   39

         D.       Tax Requirements for Income Generated by Unsecured Claims Reserve .........................   39

ARTICLE VIII.         SUBSTANTIVE CONSOLIDATION OF THE DEBTORS ..............................................   40

ARTICLE IX.           CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN .....................   40

         A.       Conditions to Confirmation ................................................................   40

         B.       Conditions to the Effective Date ..........................................................   40


                               Table of Contents
                                  (continued)

                                                                                                             Page

         C.       Waiver of Conditions to the Confirmation or Effective Date ................................   41

         D.       Effect of Nonoccurrence of Conditions to the Effective Date ...............................   41

ARTICLE X.            CRAMDOWN ..............................................................................   41

ARTICLE XI.           DISCHARGE, TERMINATION, INJUNCTION AND SUBORDINATION RIGHTS ...........................   42

         A.       Discharge of Claims and Termination of Interests ..........................................   42

         B.       Injunctions ...............................................................................   42

         C.       Termination of Subordination Rights and Settlement of Related Claims and Controversies ....   43

ARTICLE XII.          RETENTION OF JURISDICTION .............................................................   43

ARTICLE XIII.         MISCELLANEOUS PROVISIONS ..............................................................   45

         A.       Dissolution of the Creditors' Committee ...................................................   45

         B.       Limitation of Liability ...................................................................   45

         C.       Modification of the Plan ..................................................................   45

         D.       Revocation of the Plan ....................................................................   45

         E.       Severability of Plan Provisions ...........................................................   45

         F.       Successors and Assigns ....................................................................   46

         G.       Service of Certain Plan Exhibits and Disclosure Statement Exhibits ........................   46

         H.       Service of Documents ......................................................................   46

                  1.       The Debtors and the Reorganized Debtors ..........................................   46

                  2.       The Creditors' Committee .........................................................   47

                  3.       The DIP Lenders ..................................................................   47

                  4.       The United States Trustee ........................................................   48



                                      -x-

                               TABLE OF EXHIBITS/1/

Exhibit I.A.46            --        Terms of Exit Financing Revolver Facility/2/
Exhibit I.A.48            --        Terms of Exit Term Loan/2/
Exhibit IV.B.3            --        Plan of Merger/2/
Exhibit IV.C.1.a.i        --        Certificate of Incorporation of Reorganized Pillowtex/2/
Exhibit IV.C.1.a.ii       --        Bylaws of Reorganized Pillowtex/2/
Exhibit IV.C.1.b.i        --        Form of Certificate of Incorporation of Reorganized Pillowtex
                                    Subsidiary Debtors/2/
Exhibit IV.C.1.b.ii       --        Form of Bylaws of Reorganized Pillowtex Subsidiary Debtors/2/
Exhibit IV.C.2            --        Initial Board of Directors and Officers of Pillowtex Debtors/2/
Exhibit IV.C.3            --        Equity Incentive Plan, Employment Agreements and Other
                                    Employee Benefit Plans/2/
Exhibit IV.I              --        New Registration Rights Agreement/2/
Exhibit IV.J              --        New Warrant Agreement/2/
Exhibit IV.K.1            --        New Tax Sharing Agreement/2/
Exhibit V.A.1             --        Schedule of Executory Contracts or Unexpired Leases to Be Assumed/2/
Exhibit V.C               --        Nonexclusive Schedule of Executory Contracts or Unexpired Leases to Be Rejected/2/


------------------------
/1/ Except as otherwise indicated, all Exhibits will be available on the Document Website once they are Filed. The Debtors reserve the right to modify, amend, supplement, restate or withdraw any of the Exhibits after they are Filed. The Debtors will File all modified, amended, supplemented or restated Exhibits as promptly as possible and will make such Exhibits available on the Document Website.

/2/ To be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                                  INTRODUCTION

          Pillowtex Corporation and the other above-captioned debtors and debtors in possession propose the following first amended joint plan of reorganization (the "Plan") for the resolution of the outstanding claims against and equity interests in the Debtors. The Debtors are proponents of the Plan within the meaning of section 1129 of the Bankruptcy Code, 11 U.S.C. ss. 1129. Reference is made to the Debtors' disclosure statement, filed contemporaneously with the Plan (the "Disclosure Statement"), for a discussion of the Debtors' history, businesses, results of operations, historical financial information, projections and properties, and for a summary and analysis of the Plan. There also are other agreements and documents, which are or will be filed with the Bankruptcy Court (as defined in Article I below), that are referenced in the Plan or the Disclosure Statement and that will be available for review.

                                   ARTICLE I.
                     DEFINED TERMS, RULES OF INTERPRETATION
                             AND COMPUTATION OF TIME

A.   Defined Terms

          As used in the Plan, capitalized terms have the meanings set forth below. Any term that is not otherwise defined herein, but that is used in the Bankruptcy Code or the Bankruptcy Rules, will have the meaning given to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable.

     1. "Administrative Claim" means a Claim for costs and expenses of administration allowed under section 503(b), 507(b) or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the respective Estates and operating the businesses of the Debtors (such as wages, salaries, commissions for services and payments for inventories, leased equipment and premises), including Claims under the DIP Financing Facility; (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under section 330(a) or 331 of the Bankruptcy Code, including Fee Claims; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28, United States Code, 28 U.S.C. (S)(S)1911-1930.

     2. "Administrative Trade Claim" means an Administrative Claim arising from or with respect to the sale of goods or rendition of services on or after the Petition Date in the ordinary course of the applicable Debtor's business, including Administrative Claims of employees for ordinary course wages, expense reimbursement and health and welfare benefits.

     3. "Aircraft Lease" means the Aircraft Lease (N531JF), dated as of
November 12, 1998, between Fleet National Bank as lessor and Pillowtex, Beacon Manufacturing Company, Fieldcrest Cannon and The Leshner Corporation as lessees, which was subsequently secured by all the collateral securing the Prepetition Credit Facility pursuant to an amendment to the Prepetition Credit Facility and rejected pursuant to an order of the Bankruptcy Court entered on or about January 4, 2001.

     4. "Aircraft Lease Claim" means a Claim arising under the Aircraft Lease and any guarantee or other obligation in respect thereof by any Debtor.

     5. "Alabama Revenue Bonds" means the Taxable Revenue Bonds (Fieldcrest Cannon, Inc.) issued by the State Industrial Development Authority pursuant to the Trust Indenture, dated as of July 1, 1994, between The First National Bank of Boston, as trustee, and the State Industrial Development Authority.

     6. "Allowed Claim" means:

        a. a Claim that (i) has been listed by a particular Debtor on its Schedules as other than disputed, contingent or unliquidated and (ii) is not otherwise a Disputed Claim;

        b. a Claim (i) for which a proof of Claim or request for payment of Administrative Claim has been Filed by the applicable Bar Date or otherwise been deemed timely Filed under applicable law and (ii) that is not otherwise a Disputed Claim; or

        c. a Claim that is allowed: (i) in any Stipulation of Amount and Nature of Claim executed by the applicable Reorganized Debtor and Claim holder on or after the Effective Date; (ii) in any contract, instrument or other agreement entered into in connection with the Plan and, if prior to the Effective Date, approved by the Bankruptcy Court; (iii) in a Final Order; or (iv) pursuant to the terms of the Plan.

     7. "Allowed . . . Claim" means an Allowed Claim in the particular Class or category specified. Any reference herein to a particular Allowed Claim includes both the secured and unsecured portions of the Claim.

     8. "Ballot" means the form or forms distributed to each holder of an impaired Claim entitled to vote on the Plan on which the holder indicates acceptance or rejection of the Plan.

     9. "Bank Loan Claim" means a Claim under the Prepetition Credit Facility, including in respect of the Revolving Credit Notes or the Prepetition Credit Facility Notes thereunder and any guarantees or other obligations in respect thereof by any Debtor (taking into account principal payments previously made in accordance with the DIP Order).

     10. "Bank of America" means Bank of America, N.A. (formerly known as NationsBank, N.A., successor by merger to NationsBank of Texas, N.A.), a national banking association, in its individual capacity unless specified otherwise.

     11. "Bankruptcy Code" means title 11 of the United States Code, 11 U.S.C.ss.ss. 101-1330, as now in effect or hereafter amended.

     12. "Bankruptcy Court" means the United States District Court having jurisdiction over the Reorganization Cases and, to the extent of any reference made pursuant to 28 U.S.C.ss. 157, the bankruptcy unit of the District Court.

     13. "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the local rules of the Bankruptcy Court, as now in effect or hereafter amended.

     14. "Bar Date" means the applicable bar date by which a proof of Claim must be or must have been Filed, as established by an order of the Bankruptcy Court, including the Bar Date Order and the Confirmation Order.

     15. "Bar Date Order" means an order of the Bankruptcy Court establishing Bar Dates for Filing proofs of Claims in the Reorganization Cases, as the same may be amended, modified or supplemented.

     16. "Business Day" means any day, other than a Saturday, Sunday or "legal holiday" (as defined in Bankruptcy Rule 9006(a)).

     17. "Cash Investment Yield" means the net yield earned by the Disbursing Agent from the investment of cash held pending distribution pursuant to the Plan (including any dividends and other distributions on account of New Common Stock), which investment will be in a manner consistent with the Reorganized Debtors' investment and deposit guidelines.

     18. "Claim" means a "claim," as defined in section 101(5) of the Bankruptcy Code, against any Debtor.

     19. "Claims Objection Bar Date" means, for all Claims, other than those Claims allowed in accordance with Section I.A.6.c, the latest of: (a) 120 days after the Effective Date; (b) 60 days after the Filing of a proof of Claim for the Claim; and (c) such other period of limitation as may be specifically fixed by the Plan, the Confirmation Order, the Bankruptcy Rules or a Final Order for objecting to the Claim.

     20. "Class" means a class of Claims or Interests, as described in Article
II.

     21. "Confirmation" means the entry of the Confirmation Order on the docket of the Bankruptcy Court.

     22. "Confirmation Date" means the date on which the Bankruptcy Court enters the Confirmation Order on its docket, within the meaning of Bankruptcy Rules 5003 and 9021.

     23. "Confirmation Hearing" means the hearing held by the Bankruptcy Court on Confirmation of the Plan, as the hearing may be continued from time to time.

     24. "Confirmation Order" means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

     25. "Constituent Documents" means articles or certificates of incorporation and bylaws of a corporation, or similar constituent documents for entities that are not corporations, including but not limited to certificates of formation, limited liability agreements, business trust operating agreements and similar documents.

     26. "Creditors' Committee" means the official committee of unsecured creditors of the Debtors appointed by the United States Trustee in the Reorganization Cases pursuant to section 1102 of the Bankruptcy Code.

     27. "Cure Amount Claim" means a Claim based upon a Debtor's defaults pursuant to an Executory Contract or Unexpired Lease at the time the contract or lease is assumed by that Debtor under section 365 of the Bankruptcy Code.

     28. "Debtors" means, collectively, the above-captioned debtors and debtors in possession identified on the cover page to the Plan, as may be modified as set forth on Exhibit I to the Disclosure Statement.

     29. "Designated Post-Petition Loans" means the cash collateral constituting proceeds from the prepetition collateral under the Prepetition Credit Facility that was remitted and re-advanced (or was deemed to have been remitted and re-advanced) to the Debtors on a postpetition basis under the DIP Order in an aggregate principal amount of $150 million.

     30. "DIP Financing Facility" means, collectively: (a) the Post-Petition Credit Agreement, dated as of November 14, 2000, as subsequently amended, modified or extended, among the Debtors (as borrowers), those entities identified therein as "Lenders" and their respective successors and assigns and Bank of America (individually, as an issuing bank and as administrative agent for the Lenders); and (b) all guaranties, security agreements and instruments related to thereto.

     31. "DIP Lenders" means, collectively: (a) those entities identified as "Lenders" in the DIP Financing Facility and their respective successors and assigns and (b) Bank of America (as administrative agent for the Lenders).

     32. "DIP Order" means the Final Order Authorizing Debtors in Possession to Enter Into Post-Petition Financing Agreement and Obtain Post-Petition Financing Pursuant to Sections 363 and 364 of the Bankruptcy Code and Providing Adequate Protection and Granting Liens, Security Interests and Superpriority Claims entered by the Bankruptcy Court on or about December 12, 2000, as such Order has been or may be subsequently amended, modified or supplemented.

     33. "Disbursing Agent" means Reorganized Pillowtex, in its capacity as a disbursing agent pursuant to Section VI.B, or any Third Party Disbursing Agent.

     34. "Disclosure Statement" means the disclosure statement (including all exhibits and schedules thereto or referenced therein) that relates to the Plan, as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code, as the same may be subsequently amended, modified or supplemented.

     35. "Disputed Claim" means:

         a. if no proof of Claim has been Filed by the applicable Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim that is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but as to which the applicable Debtor, Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, has Filed an objection by the Claims Objection Bar Date and the objection has not been withdrawn or denied by a Final Order; or (ii) a Claim that is listed on a Debtor's Schedules as disputed, contingent or unliquidated; or

         b. if a proof of Claim or request for payment of an Administrative Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law: (i) a Claim for which no corresponding Claim is listed on a Debtor's Schedules; (ii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as other than disputed, contingent or unliquidated, but the nature or amount of the Claim as asserted in the proof of Claim varies from the nature and amount of such Claim as it is listed on the Schedules; (iii) a Claim for which a corresponding Claim is listed on a Debtor's Schedules as disputed, contingent or unliquidated;
     (iv) a Claim for which an objection has been Filed by the applicable Debtor, Reorganized Debtor or, prior to the Confirmation Date, any other party in interest, by the Claims Objection Bar Date, and the objection has not been withdrawn or denied by a Final Order; or (v) a Tort Claim.

     36. "Disputed Insured Claim" and "Disputed Uninsured Claim" mean, respectively, an Insured Claim or an Uninsured Claim that is also a Disputed Claim.

     37. "Distribution Record Date" means the Confirmation Date.

     38. "Division" means a subclass of Class 4 Claims, as described in Article II.

     39. "Document Website" means the Internet site address www.pillowtex.com at which all of the exhibits and schedules to the Plan and the Disclosure Statement will be available to any party in interest and the public.

     40. "Effective Date" means a day, as determined by the Debtors, that is the Business Day as soon as reasonably practicable after all conditions to the Effective Date in Section IX.B have been met or waived pursuant to Section IX.C.

     41. "Equity Incentive Plan" means the equity incentive plan adopted as of the Effective Date, on substantially the terms described in Exhibit IV.C.3, for the benefit of officers, directors and key employees of Reorganized Pillowtex.

     42. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     43. "Estate" means, as to each Debtor, the estate created for that Debtor in its Reorganization Case pursuant to section 541 of the Bankruptcy Code.

     44. "Exchange Act" means the Securities Exchange Act of 1934, 15 U.S.C.ss.ss. 78a-78jj, as now in effect or hereafter amended.

     45. "Executory Contract" or "Unexpired Lease" means a contract or lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 of the Bankruptcy Code.

     46. "Exit Financing Revolver Facility" means a senior secured revolving credit facility in the anticipated amount of $200 million, including a $60 million letter of credit sub-facility, that will be entered into by the Debtors, the Exit Financing Revolver Facility Agent Bank and any other participating lenders on the Effective Date on substantially the terms set forth on Exhibit I.A.46.

     47. "Exit Financing Revolver Facility Agent Bank" means the agent bank for the participating lenders under the Exit Financing Revolver Facility.

     48. "Exit Term Loan" means a secured term loan in the amount of $150 million that will be entered into by the Debtors and the holders of Designated Post-Petition Loans on the Effective Date on substantially the terms set forth on Exhibit I.A.48.

     49. "Exit Term Loan Notes" means the notes to be issued under the Exit Term Loan.

     50. "Face Amount" means:

         a. when used with reference to a Disputed Insured Claim, either (i) the full stated amount claimed by the holder of the Claim in any proof of Claim Filed by the Bar Date, or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount;
     (ii) if no proof of Claim is Filed by the Bar Date or otherwise deemed timely filed under applicable law, the full amount of the Claim listed on the Debtors' Schedules, provided that the amount is not listed as disputed, contingent or unliquidated; or (iii) the applicable deductible under the relevant insurance policy, minus any reimbursement obligations of the applicable Debtor to the insurance carrier for sums expended by the insurance carrier on account of the Claim (including defense costs), if the amount is less than the amount specified in (i) or (ii) above or the proof of Claim specifies an unliquidated amount; and

         b. when used with reference to a Disputed Uninsured Claim, either (i) the full stated amount claimed by the holder of the Claim in any proof of Claim Filed by the Bar Date or otherwise deemed timely Filed under applicable law, if the proof of Claim specifies only a liquidated amount; or (ii) the amount of the Claim acknowledged by the applicable Debtor or Reorganized Debtor in any objection Filed to such Claim or in the Schedules as an undisputed, noncontingent and liquidated Claim, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code, proposed by the Debtors or established by the Reorganized Debtors following the Effective Date, if no proof of Claim has been Filed by the Bar Date or has otherwise been deemed timely Filed under applicable law or if the proof of Claim specifies an unliquidated amount.

     51. "Facility A Term Loan Notes" means those Facility A Term Loan Notes, together with any extension, renewal or amendment thereof, or substitution therefor, issued by Pillowtex under the Prepetition Term Credit Agreement, which were outstanding on the Petition Date.

     52. "Facility B Term Loan Notes" means those Facility B Term Loan Notes, together with any extension, renewal or amendment thereof, or substitution therefor, issued by Pillowtex under the Prepetition Term Credit Agreement, which were outstanding on the Petition Date.

     53. "Fee Claim" means a Claim under section 330(a), 331, 503 or 1103 of the Bankruptcy Code for compensation of a Professional or other entity for services rendered or expenses incurred in the Reorganization Cases.

     54. "Fee Order" means the Administrative Order, Pursuant to Sections 105(A) and 331 of the Bankruptcy Code, Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals entered by the Bankruptcy Court on or about January 19, 2001.

     55. "Fieldcrest Cannon" means Fieldcrest Cannon, Inc., a Delaware corporation.

     56. "File," "Filed" or "Filing" means file, filed or filing with the Bankruptcy Court or its authorized designee in the Reorganization Cases.

     57. "Final Order" means an order or judgment of the Bankruptcy Court, or other court of competent jurisdiction, as entered on the docket in any Reorganization Case or the docket of any other court of competent jurisdiction, that has not been reversed, stayed, modified or amended, and as to which the time to appeal or seek certiorari or move for a new trial, reargument or rehearing has expired, and no appeal or petition for certiorari or other proceedings for a new trial, reargument or rehearing has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been timely filed has been withdrawn or resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought or the new trial, reargument or rehearing shall have been denied or resulted in no modification of the order.

     58. "Indenture Trustees" means, individually or collectively, the Old 10% Notes Indenture Trustee, the Old 9% Notes Indenture Trustee and the Old 6% Debentures Indenture Trustee.

     59. "Industrial Revenue Bond Claim" means a Claim arising under or in respect of any of the documents or agreements pertaining to the Outstanding Industrial Revenue Bonds or a loan of proceeds from the Outstanding Industrial Revenue Bonds to any of the Debtors, including any loan agreements, guaranties, reimbursement agreements and security agreements.

     60. "Insured Claim" means any Claim arising from an incident or occurrence alleged to have occurred prior to the Effective Date that is covered under an insurance policy applicable to the Debtors or their businesses.

     61. "Intercompany Claim" means any Claim by a Pillowtex Entity against a Debtor.

     62. "Interest" means the rights of the holder of common or preferred stock of, or other equity interest in, any Debtor and the rights of any entity to purchase or demand the issuance of any of the foregoing, including: (a) redemption, conversion, exchange, voting, participation and dividend rights; (b) liquidation preferences; and (c) stock options and warrants.

     63. "IRS" means the Internal Revenue Service of the United States of
America.

     64. "MBFC Revenue Bonds" means the Mississippi Business Finance Corporation Industrial Development Revenue Bonds, Series 1992, issued by the Mississippi Business Finance Corporation pursuant to the Indenture of Trust dated June 1, 1992, between Bank of America, N.A. (formerly known as NationsBank of Virginia, N.A.), as trustee, and the Mississippi Business Finance Corporation.

     65. "MESA" means the Master Energy Services Agreement, dated as of June 3, 1998, between Pillowtex and DukeSolutions, Inc.

     66. "National Securities Exchange" means any exchange registered pursuant to section 6(a) of the Exchange Act.

     67. "New Common Stock" means the shares of common stock, par value $.01 per share, of Reorganized Pillowtex, authorized pursuant to the certificate of incorporation of Reorganized Pillowtex.

     68. "New Pillowtex" means Pillowtex Corporation (or such other name as the Debtors may determine), a Delaware corporation, and the surviving corporation following completion of the Pillowtex Merger.

     69. "New Registration Rights Agreement" means the Registration Rights Agreement among Reorganized Pillowtex and the holders of at least 10% of the aggregate shares of New Common Stock issuable pursuant to the Plan named therein, with respect to the registration of shares of New Common Stock held by those parties, substantially in the form of Exhibit IV.I.

     70. "New Tax Sharing Agreement" means the tax sharing agreement among the Reorganized Debtors and certain of the other Pillowtex Entities, substantially in the form of Exhibit IV.K.1.

     71. "New Warrant Agreement" means the New Warrant Agreement between Reorganized Pillowtex and the warrant agent named therein, in substantially the form of Exhibit IV.J.

     72. "New Warrants" means the warrants to be issued by Reorganized Pillowtex to holders of Allowed Claims in Class 6 on the terms set forth in the New Warrant Agreement.

     73. "Old 6% Debenture Claim" means a Claim under or evidenced by the Old 6% Debentures Indenture, along with any guarantees or other obligations in respect thereof, by any of the Debtors.

     74. "Old 6% Debenture Promissory Note Claim" means a Claim under or evidenced by the Old 6% Debenture Promissory Notes, along with any guarantees or other obligations in respect thereof, by any of the Debtors.

     75. "Old 6% Debenture Promissory Notes" means, collectively, those Subordinated Promissory Notes Nos. 1-77 dated September 21, 2000 issued by Fieldcrest Cannon in respect of cash amounts owed to former beneficial holders of Old 6% Debentures who converted their Old 6% Debentures into a combination of cash and Old Common Stock of Pillowtex but were not paid the cash portion of the consideration owed to them.

     76. "Old 6% Debentures" means the convertible debentures issued by Fieldcrest Cannon pursuant to the Old 6% Debentures Indenture.

     77. "Old 6% Debentures Indenture" means the Indenture, dated as of March 15, 1987, between Fieldcrest Cannon and the Old 6% Debentures Indenture Trustee, concerning the 6% Convertible Subordinated Debentures Due 2012, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     78. "Old 6% Debentures Indenture Trustee" means State Street Bank and Trust Company (successor to Wachovia Bank and Trust Company, N.A.), as indenture trustee under the Old 6% Debentures Indenture, or any successor thereto.

     79. "Old 9% Notes" means the 9% senior subordinated notes issued by Pillowtex pursuant to the Old 9% Notes Indenture.

     80. "Old 9% Notes Indenture" means the Indenture, dated as of December 18, 1997, between Pillowtex and the Old 9% Notes Indenture Trustee, concerning the Series A and Series B 9% Senior Subordinated Notes Due 2007, as the same may have been subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     81. "Old 9% Notes Indenture Trustee" means HSBC Bank, USA (successor to U.S. Bank Trust, N.A., which was successor to Norwest Bank Minnesota, National Association), as indenture trustee under the Old 9% Notes Indenture, or any successor thereto.

     82. "Old 10% Notes" means the 10% senior subordinated notes issued by Pillowtex pursuant to the Old 10% Notes Indenture.

     83. "Old 10% Notes Indenture" means the Indenture, dated as of November 12, 1996, between Pillowtex and the Old 10% Notes Indenture Trustee, concerning the Series A and Series B 10% Senior Subordinated Notes Due 2006, as the same may have been subsequently modified, amended or supplemented, together with all instruments, and agreements related thereto.

     84. "Old 10% Notes Indenture Trustee" means HSBC Bank, USA (successor to U.S. Bank Trust, N.A., which was successor to Bank One Columbus, N.A.), as indenture trustee under the Old 10% Notes Indenture, or any successor thereto.

     85. "Old Common Stock of . . ." means, when used with reference to a particular Debtor or Debtors, the common stock, membership interests or partnership interests issued by such Debtor or Debtors and outstanding immediately prior to the Petition Date.

     86. "Old Preferred Stock of . . ." means, when used with reference to a particular Debtor or Debtors, the preferred stock (including without limitation the Series A Redeemable Convertible Preferred Stock of Pillowtex) issued by such Debtor or Debtors and outstanding immediately prior to the Petition Date.

     87. "Old Senior Subordinated Notes" means the Old 9% Notes and the Old 10% Notes.

     88. "Old Senior Subordinated Notes Claim" means a Claim under or evidenced by the Old 9% Notes Indenture or the Old 10% Notes Indenture and any guarantees or other obligations in respect thereof by any Debtor.

     89. "Ordinary Course Professionals Order" means the Order Authorizing Debtors and Debtors in Possession to Retain, Employ and Pay Certain Professionals in the Ordinary Course of Their Businesses entered by the Bankruptcy Court on or about November 14, 2000.

     90. "Outstanding Industrial Revenue Bonds" means the Alabama Revenue Bonds and MBFC Revenue Bonds.

     91. "Overline Facility" means the Promissory Note dated May 4, 1999 between Pillowtex and Bank of America, as subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     92. "Overline Facility Claim" means a Claim under or evidenced by the Overline Facility.

     93. "PBGC" means the Pension Benefit Guaranty Corporation.

     94. "Petition Date" means November 14, 2000.

     95. "Pillowtex" means Pillowtex Corporation, a Texas corporation.

     96. "Pillowtex Entities" means Pillowtex and all of Pillowtex's direct or indirect debtor and nondebtor subsidiaries.

     97. "Pillowtex Merger" means the merger of Pillowtex with and into New Pillowtex as contemplated by Section IV.B.3.

     98. "Pillowtex Pension Plan" means, collectively, the Pillowtex Corporation Retirement Plan for Hourly Employees and the Pillowtex Corporation Retirement Plan for Salaried Employees.

     99. "Pillowtex Subsidiary Debtors" means, individually or collectively, a Debtor or Debtors other than Pillowtex.

     100. "Plan" means this first amended joint plan of reorganization for the Debtors, to the extent applicable to any Debtor, and all Exhibits attached hereto or referenced herein, as the same may be further amended, modified or supplemented.

     101. "Plan of Merger" means the plan of merger between Pillowtex and New Pillowtex with respect to the Pillowtex Merger.

     102. "Prepetition Credit Facility" means, collectively, the Prepetition Revolving Credit Agreement and the Prepetition Term Credit Agreement.

     103. "Prepetition Credit Facility Notes" mean, collectively, the notes under the Prepetition Credit Facility, which include the Revolving Credit Notes, the Facility A Term Loan Notes and the Facility B Term Loan Notes.

     104. "Prepetition Indentures" means, individually or collectively, the Old 6% Debentures Indenture, the Old 9% Notes Indenture and the Old 10% Notes Indenture.

     105. "Prepetition Revolving Credit Agreement" means the Amended and Restated Credit Agreement, dated as of December 19, 1997, among Pillowtex, the lenders party thereto, and Bank of America (individually, as an issuing bank and as administrative agent for the lenders), as subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     106. "Prepetition Term Credit Agreement" means the Term Credit Agreement, dated as of December 19, 1997, among Pillowtex, the lenders party thereto, and Bank of America (individually, as an issuing bank and as administrative agent for the lenders), as subsequently modified, amended or supplemented, together with all instruments and agreements related thereto.

     107. "Priority Claim" means a Claim that is entitled to priority in payment pursuant to section 507(a) of the Bankruptcy Code that is not an Administrative Claim or a Priority Tax Claim.

     108. "Priority Tax Claim" means a Claim that is entitled to priority in payment pursuant to section 507(a)(8) of the Bankruptcy Code.

     109. "Professional" means any professional employed in the Reorganization Cases pursuant to section 327 or 1103 of the Bankruptcy Code or any professional or other entity seeking compensation or reimbursement of expenses in connection with the Reorganization Cases pursuant to section 503(b)(4) of the Bankruptcy Code.

     110. "Pro Rata" means:

          a. when used with reference to a distribution of New Common Stock or New Warrants to holders of Allowed Claims in Class 5 or 6 pursuant to
     Article III, proportionately so that with respect to a particular Allowed Claim in Class 5 or 6, the ratio of (i)(A) the amount of New Common Stock or New Warrants distributed on account of the Claim to (B) the amount of the Claim, is the same as the ratio of (ii)(A) the amount of New Common Stock or New Warrants distributed on account of all Allowed Claims in the Class to (B) the amount of all Allowed Claims in the Class; and

          b. when used with reference to distributions of cash to holders of Allowed Claims in Class 6, including the Cash Investment Yield, the portion of cash allocable to a particular Allowed Claim on the basis of the amount of cash then being distributed on account of the Claim (including dividends and other distributions on the New Common Stock being distributed on account of the Claim). Calculations of the Pro Rata shares of Cash Investment Yield to be distributed at any particular time will be based on the Cash Investment Yield generated as of the last day of the month prior to the month in which such distributions are to be made.

     111. "Quarterly Distribution Date" means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within 45 days of the end of a calendar quarter, the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

     112. "Real Property Executory Contract or Unexpired Lease" means, collectively, an Executory Contract or Unexpired Lease relating to a Debtor's interest in real property and any Executory Contracts and Unexpired Leases granting rights or interests related to or appurtenant to the applicable real property, including all easements; licenses; permits; rights; privileges; immunities; options; rights of first refusal; powers; uses; usufructs; reciprocal easement or operating agreements; vault, tunnel or bridge agreements or franchises; development rights; and any other interests in real estate or rights in rem related to the applicable real property.

     113. "Recovery Action" means, collectively and individually, preference actions, fraudulent conveyance actions, rights of setoff and other claims, demands, rights or causes of action under sections 502(d), 510, 544, 547, 548, 549, 550 and 553 of the Bankruptcy Code and other applicable bankruptcy and nonbankruptcy law.

     114. "Reinstated" or "Reinstatement" means rendering a Claim or Interest unimpaired within the meaning of section 1124 of the Bankruptcy Code. Unless the Plan specifies a particular method of Reinstatement, when the Plan provides that an Allowed Claim or Interest will be Reinstated, the Claim or Interest will be Reinstated, at the applicable Reorganized Debtor's sole discretion, in accordance with one of the following:

          a. the legal, equitable and contractual rights to which the Claim or Interest entitles the holder will be unaltered; or

          b. notwithstanding any contractual provision or applicable law that entitles the holder of the Claim or Interest to demand or receive accelerated payment of the Claim or Interest after the occurrence of a default:

               i. any such default that occurred before or after the commencement of the applicable Reorganization Case, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured;

               ii. the maturity of the Claim or Interest as the maturity existed before the default will be reinstated;

               iii. the holder of the Claim or Interest will be compensated for any damages incurred as a result of any reasonable reliance by the holder on the contractual provision or applicable law; and

               iv. the legal, equitable or contractual rights to which the Claim or Interest entitles the holder of the Claim or Interest will not otherwise be altered.

     115. "Reorganization Case" means: (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor in the Bankruptcy Court and (b) when used with reference to all Debtors, the chapter 11 cases pending for the Debtors in the Bankruptcy Court.

     116. "Reorganized . . ." means, when used in reference to a particular Debtor, such Debtor on and after the Effective Date, provided, however, that from and after the Effective Date, Reorganized Pillowtex shall mean the entity surviving the Pillowtex Merger.

     117. "Reserved Shares" means (a) 565,800 shares of New Common Stock to be placed in the Unsecured Claims Reserve for distribution to holders of Allowed Claims in Class 6 if the holders of allowed claims in Class 6 accept the Plan or
(b) 188,600 shares of New Common Stock to be placed in the Unsecured Claims Reserve for distribution to holders of Allowed Claims in Class 6 if the holders of Allowed Claims in Class 6 do not accept the Plan.

     118. "Reserved Warrants" means New Warrants exercisable to purchase up to an aggregate of 3,529,412 shares of New Common Stock to be placed in the Unsecured Claims Reserve for distribution to holders of Allowed Claims in Class 6, provided that the holders of Allowed Claims in Class 6 accept the Plan.

     119. "Restructuring Transactions" means, collectively, the Pillowtex Merger and those mergers, consolidations, restructurings, conversions, dispositions, liquidations or dissolutions that the Debtors or Reorganized Debtors determine to be necessary or appropriate to effect a corporate restructuring of their respective businesses or otherwise to simplify the overall corporate structure of the Reorganized Debtors.

     120. "Revolving Credit Notes" means those Revolving Credit Notes, together with any extension, renewal or amendment thereof, or substitution therefor, issued by Pillowtex under the Prepetition Revolving Credit Agreement, which were outstanding on the Petition Date.

     121. "Schedules" means the schedules of assets and liabilities and the statements of financial affairs Filed by the Debtors, as required by section 521 of the Bankruptcy Code and the Official Bankruptcy Forms, as the same may have been or may be amended, modified or supplemented.

     122. "Secondary Liability Claim" means a Claim that arises from a Debtor being liable as a guarantor of, or otherwise being jointly, severally or secondarily liable for, any contractual, tort or other obligation of another Debtor, including any Claim based on: (a) guaranties of collection, payment or performance; (b) indemnity bonds, obligations to indemnify or obligations to hold harmless; (c) performance bonds; (d) contingent liabilities arising out of contractual obligations or out of undertakings (including any assignment or other transfer) with respect to leases, operating agreements or other similar obligations made or given by a Debtor relating to the obligations or performance of another Debtor; (e) vicarious liability; (f) liabilities arising out of piercing the corporate veil, alter ego liability or similar legal theories; or
(g) any other joint or several liability that any Debtor may have in respect of any obligation that is the basis of a Claim.

     123. "Secured Claim" means a Claim that is secured by a lien on property in which an Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the applicable Estate's interest in the property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to sections 506(a) and, if applicable, 1129(b) of the Bankruptcy Code.

     124. "Securities Act" means the Securities Act of 1933, 15 U.S.C.ss.ss. 77a-77aa, as now in effect or hereafter amended.

     125. "State Street Motion" means the Motion of State Street Bank and Trust Company, as Trustee for the Holders of the 6% Convertible Debentures due 2012, for Leave of Court to, Inter Alia, Prosecute Adversary Proceeding on Behalf of Fieldcrest Cannon, Inc. and Memorandum of Law in Support Thereof, filed by State Street Bank and Trust Company on December 21, 2001.

     126. "State Street Settlement" means the settlement of the State Street Motion embodied by the Plan pursuant to which holders of the Old Senior Subordinated Notes, as of the Effective Date, will be deemed to have waived their rights to contractual subordination set forth in the Old 6% Debenture Indenture against holders of the Old 6% Debentures in consideration of delivery to holders of the Old

Senior Subordinated Notes under the Plan of (a) all of the New Common Stock that otherwise would be distributable to the holders of Old 6% Debentures under Class 6 in the absence of contractual subordination and (b) 50% of the New Warrants, if any, otherwise distributable to the holders of the Old 6% Debentures in the absence of contractual subordination. Each holder of an Old 6% Debenture will be entitled to retain its Pro Rata share of 50% of the New Warrants, without further dilution or turnover by virtue of the subordination provision in the Old 6% Debenture Indenture. Holders of the Old 6% Debentures will, as of the Effective Date, be deemed to have waived any claims against the Debtors, holders of Old Senior Subordinated Notes and the respective Indenture Trustees. Holders of Old Senior Subordinated Notes will, as of the Effective Date, be deemed to have waived any claims against the Debtors, holders of Old 6% Debentures, holders of Old 6% Debenture Promissory Notes and the respective Indenture Trustees.

     127. "Stipulation of Amount and Nature of Claim" means a stipulation or other agreement between the applicable Debtor or Reorganized Debtor and a holder of a Claim or Interest, or an agreed order of the Bankruptcy Court, establishing the amount and nature of a Claim or Interest.

     128. "Subordination Reserve Allocation" means the shares of New Common Stock and New Warrants, if any, that will be included in the Unsecured Claims Reserve and distributed to holders of Allowed Old Senior Subordinated Note Claims in Class 6 instead of holders of Old 6% Debenture Claims pursuant to the State Street Settlement.

     129. "Tax" means (a) any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, property, environmental or other tax, assessment or charge of any kind whatsoever (together in each instance with any interest, penalty, addition to tax or additional amount) imposed by any federal, state, local or foreign taxing authority; or (b) any liability for payment of any amounts of the foregoing types as a result of being a member of an affiliated, consolidated, combined or unitary group, or being a party to any agreement or arrangement whereby liability for payment of any such amounts is determined by reference to the liability of any other entity.

     130. "Third Party Disbursing Agent" means an entity designated by Reorganized Pillowtex to act as a Disbursing Agent pursuant to Section VI.B.

     131. "Tort Claim" means any Claim that has not been settled, compromised or otherwise resolved that (a) arises out of allegations of personal injury, wrongful death, property damage, products liability or similar legal theories of recovery; or (b) arises under any federal, state or local statute, rule, regulation or ordinance governing, regulating or relating to health, safety, hazardous substances or the environment.

     132. "Trade Claim" means any Unsecured Claim arising from or with respect to the sale of goods or rendition of services prior to the Petition Date in the ordinary course of the applicable Debtor's business, including any Claim of an employee that is not a Priority Claim.

     133. "Uninsured Claim" means any Claim that is not an Insured Claim.

     134. "Unsecured Claim" means any Claim that is not an Administrative Claim, Cure Amount Claim, Priority Claim, Priority Tax Claim or Secured Claim.

     135. "Unsecured Claims Reserve" means the reserve of Reserved Shares, Reserved Warrants and cash, if any, established pursuant to Section VI.D.1 for Claims in Class 6, which reserve will be maintained in trust for holders of Allowed Claims in Class 6 and will not constitute property of any of the Reorganized Debtors.

     136. "Voting Deadline" means the deadline for submitting Ballots to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code that is specified in the Disclosure Statement, the Ballots or related solicitation documents approved by the Bankruptcy Court.

B.   Rules of Interpretation and Computation of Time

     1.   Rules of Interpretation

          For purposes of the Plan, unless otherwise provided herein: (a) whenever from the context it is appropriate, each term, whether stated in the singular or the plural, will include both the singular and the plural; (b) unless otherwise provided in the Plan, any reference in the Plan to a contract, instrument, release or other agreement or document being in a particular form or on particular terms and conditions means that the document will be substantially in such form or substantially on those terms and conditions; (c) any reference in the Plan to an existing document or Exhibit Filed or to be Filed means the document or Exhibit, as it may have been or may be amended, modified or supplemented pursuant to the Plan or Confirmation Order; (d) any reference to an entity as a holder of a Claim or Interest includes that entity's successors, assigns and affiliates; (e) all references in the Plan to Sections, Articles and Exhibits are references to Sections, Articles and Exhibits of or to the Plan;
(f) the words "herein," "hereunder" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (g) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (h) subject to the provisions of any contract, Constituent Document, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the rights and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, federal law, including the Bankruptcy Code and the Bankruptcy Rules; and (i) the rules of construction set forth in section 102 of the Bankruptcy Code will apply.

     2.   Computation of Time

          In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) will apply.

                                  ARTICLE II.

                         CLASSES OF CLAIMS AND INTERESTS

          All Claims and Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims (including claims in respect of Designated Post-Petition Loans under the DIP Order) and Priority Tax Claims, as described in Section III.A, have not been classified and thus are excluded from the following Classes. A Claim or Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any remainder of the Claim or Interest qualifies within the description of the other Classes.

A.   Unimpaired Classes of Claims and Interests

     1. Class 1 (Unsecured Priority Claims): Priority Claims against any Debtor that are entitled to priority under sections 507(a)(3), 507(a)(4), 507(a)(5) or 507(a)(6) of the Bankruptcy Code.

     2. Class 3 (Industrial Revenue Bond Claims): Industrial Revenue Bond Claims against any Debtor.

     3. Class 4, Divisions 4A, 4B, 4C, 4D, 4E and 4F (Other Secured Claims):
Secured Claims against any Debtor that are not otherwise classified in this
Article II are included in Class 4, which is divided into seven separate Divisions. The following six Divisions are unimpaired: (a) Division 4A, consisting of Secured Claims against any Debtor pertaining to any mechanics' lien asserted by R. Phillips Construction; (b) Division 4B, consisting of Secured Claims against any Debtor pertaining to any mechanics' lien asserted by Smith Gray Electric; (c) Division 4C, consisting of Secured Claims against any Debtor pertaining to any mechanics' lien asserted by Southern Mechanical Services; (d) Division 4D, consisting of Secured Claims against any Debtor pertaining to any mechanics' lien asserted by Adams Electric; (e) Division 4E, consisting of Secured Claims against any Debtor pertaining to any mechanics' lien asserted by Sander Brothers; and (f) Division 4F, consisting of Secured Claims against any Debtor arising under or evidenced by Debtor Opelika Industries, Inc.'s Promissory Note, dated December 29, 1995, payable to General Electric Capital Corporation.

     4. Class 7 (Intercompany Claims): Intercompany Claims.

     5. Class 10 (Pillowtex Subsidiary Debtors Old Common Stock Interests):
Interests on account of the Old Common Stock of the Pillowtex Subsidiary
Debtors.

B.   Impaired Classes of Claims and Interests

     1. Class 2 (Convenience Claims): Unsecured Claims against any Debtor that otherwise would be classified in Class 6, except that each applicable Claim is equal to or less than $2,500. For purposes of treatment under Class 2, multiple Claims of a holder against a particular Debtor arising in a series of similar or related transactions between the Debtor and the original holder of the Claims will be treated as a single Claim and no splitting of Claims will be recognized for purposes of this distribution.

     2. Class 4, Division 4G (Other Secured Claims): Secured Claims against any Debtor that are not otherwise classified in this Article II are included in Class 4, which is divided into six separate Divisions. Division 4G is impaired and consists of Secured Claims, if any, against any Debtor arising under the MESA.

     3. Class 5 (Bank Loan Claims): Secured and Unsecured Bank Loan Claims against any Debtor.

     4. Class 6 (Unsecured Claims): Overline Facility Claims, Aircraft Lease Claims, Old Senior Subordinated Notes Claims, Old 6% Debenture Claims and Old 6% Debenture Promissory Note Claims against any Debtor and Unsecured Claims against any Debtor that are not otherwise classified under this Article II, including Trade Claims and Tort Claims.

     5. Class 8 (Pillowtex Old Preferred Stock Interests): Interests in Pillowtex on account of the Old Preferred Stock of Pillowtex.

     6. Class 9 (Pillowtex Old Common Stock Interests): Interests in Pillowtex on account of the Old Common Stock of Pillowtex.

                                  ARTICLE III.

                        TREATMENT OF CLAIMS AND INTERESTS

A.   Unclassified Claims

     1.   Payment of Administrative Claims

          a. Administrative Claims in General

          Except as specified in this Section III.A.1, and subject to the bar date provisions herein, unless otherwise agreed by the holder of an Administrative Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Administrative Claim will receive, in full satisfaction of its Administrative Claim, cash equal to the allowed amount of the Administrative Claim either (i) on the Effective Date or (ii) if the Administrative Claim is not allowed as of the Effective Date, 30 days after the date on which an order allowing the Administrative Claim becomes a Final Order or a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Administrative Claim.

        b. Statutory Fees

        On or before the Effective Date, Administrative Claims for fees payable pursuant to 28 U.S.C. ss. 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid in cash equal to the amount of the Administrative Claims. All fees payable pursuant to 28 U.S.C. ss. 1930 will be paid by the Reorganized Debtors in accordance therewith until the closing of the Reorganization Cases pursuant to section 350(a) of the Bankruptcy Code.

        c. Ordinary Course Liabilities

        Allowed Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business (including Administrative Trade Claims, Administrative Claims of governmental units for Taxes, including Tax audit Claims related to Tax years commencing after the Petition Date and Administrative Claims arising from those contracts and leases of the kind described in Section V.F) will be paid by the applicable Reorganized Debtor pursuant to the terms and conditions of the particular transaction giving rise to the Administrative Claims, without any further action by the holders of the Administrative Claims.

        d. Claims Under DIP Financing Facility and DIP Order

        Unless otherwise agreed by the DIP Lenders pursuant to the DIP Financing Facility, Allowed Administrative Claims arising under or evidenced by the DIP Financing Facility, except for Allowed Administrative Claims in respect of Designated Post-Petition Loans, will be paid in cash equal to the amount of such Allowed Administrative Claims on the Effective Date. Each holder of an Allowed Administrative Claim in respect of the Designated Post-Petition Loans deemed to have been made under the DIP Order will receive on the Effective Date an Exit Term Loan Note in an amount equal to the amount of its Allowed Administrative Claim.

        e. Administrative Claims of Indenture Trustees

        Allowed Administrative Claims of the Indenture Trustees will be paid pursuant to the terms of Section III.E.

     f. Bar Dates for Administrative Claims

        i. General Bar Date Provisions

     Except as otherwise provided in Sections III.A.1.f.ii and III.E, unless previously Filed, requests for payment of Administrative Claims must be Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order, no later than 30 days after the Effective Date. Holders of Administrative Claims that are required to File and serve a request for payment of the Administrative Claims and that do not File and serve a request by the applicable bar date will be forever barred from asserting those Administrative Claims against the Debtors, the Reorganized Debtors or their respective property and those Administrative Claims will be deemed discharged as of the Effective Date. Objections to such requests must be Filed and served on the Reorganized Debtors and the requesting party by the later of (A) 120 days after the Effective Date or (B) 60 days after the Filing of the applicable request for payment of Administrative Claims.

        ii. Bar Dates for Certain Administrative Claims

            (A) Professional Compensation

     Professionals or other entities asserting a Fee Claim for services rendered before the Effective Date must File and serve on the Reorganized Debtors and any other entities that are designated by the Bankruptcy Rules, the Confirmation Order, the Fee Order or other order of the Bankruptcy Court an application for final allowance of such Fee Claim no later than 60 days after the Effective Date; provided, however, that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive compensation and reimbursement of expenses for services rendered before the Effective Date, without further Bankruptcy Court review or approval, pursuant to the Ordinary Course Professionals Order. Objections to any Fee Claim must be Filed and served on the Reorganized Debtors and the requesting party by the later of 90 days after the Effective Date or 30 days after the Filing of the applicable request for payment of the Fee Claim. To the extent necessary, the Confirmation Order will amend and supersede any previously entered order of the Bankruptcy Court, including the Fee Order, regarding the payment of Fee Claims.

            (B) Ordinary Course Liabilities

     Holders of Administrative Claims based on liabilities incurred by a Debtor in the ordinary course of its business, including Administrative Trade Claims, Administrative Claims of governmental units for Taxes (including Tax audit Claims arising after the Petition Date) and Administrative Claims arising from those contracts and leases of the kind described in Section V.F, will not be required to File or serve any request for payment of the Administrative Claims. Those Administrative Claims will be satisfied pursuant to Section III.A.1.c.

            (C) Claims Under DIP Financing Facility and DIP Order

     Holders of Administrative Claims under or evidenced by the DIP Financing Facility or the DIP Order will not be required to File or serve any request for payment of the Claims. Those Administrative Claims will be satisfied pursuant to
Section III.A.1.d.

     2.   Payment of Priority Tax Claims

          a. Priority Tax Claims

          Pursuant to section 1129(a)(9)(C) of the Bankruptcy Code, unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of its Priority Tax Claim, deferred cash payments over a period not exceeding six years from the date of assessment of such Priority Tax Claim. Payments will be made in equal annual installments of principal, plus simple interest accruing from the Effective Date at 5% per annum on the unpaid portion of each Allowed Priority Tax Claim (or upon such other terms determined by the Bankruptcy Court to provide the holders of Priority Tax Claims with deferred cash payments having a value, as of the Effective Date, equal to the allowed amount of the Priority Tax Claims). Unless otherwise agreed by the holder of a Priority Tax Claim and the applicable Debtor or Reorganized Debtor, the first payment on account of the Priority Tax Claim will be payable one year after the Effective Date or, if the Priority Tax Claim is not allowed within one year after the Effective Date, the first Quarterly Distribution Date after the date on which (i) an order allowing the Priority Tax Claim becomes a Final Order or (ii) a Stipulation of Amount and Nature of Claim is executed by the applicable Reorganized Debtor and the holder of the Priority Tax Claim; provided, however, that the Reorganized Debtors will have the right to pay any Allowed Priority Tax Claim, or any remaining balance of the Priority Tax Claim, in full at any time on or after the Effective Date, without premium or penalty.

          b.   Other Provisions Concerning Treatment of Priority Tax Claims

          Notwithstanding the provisions of Section III.A.2.a, the holder of an Allowed Priority Tax Claim will not be entitled to receive any payment on account of any penalty arising with respect to or in connection with the Allowed Priority Tax Claim. Any Claim or demand for any such penalty (i) will be subject to treatment in Class 6 and (ii) the holder of an Allowed Priority Tax Claim will not assess or attempt to collect the penalty from the Reorganized Debtors or their property.

B.   Unimpaired Classes of Claims

     1. Class 1 Claims (Unsecured Priority Claims) are Unimpaired. On the Effective Date, each holder of an Allowed Claim in Class 1 will receive cash equal to the amount of the Allowed Claim.

     2. Class 3 Claims (Industrial Revenue Bond Claims) are Unimpaired. On the Effective Date, Allowed Industrial Revenue Bond Claims will be Reinstated and any letters of credit issued in respect thereof under the Prepetition Credit Facility will be replaced, substituted or otherwise satisfied with equivalent letters of credit under the Exit Financing Revolver Facility.

     3. Class 4, Division 4A, 4B, 4C, 4D, 4E and 4F Claims (Other Secured Claims) are Unimpaired. On the Effective Date, (a) each holder of an Allowed Claim in Divisions 4A, 4B, 4C, 4D and 4E will receive cash in an amount equal to the amount of the Allowed Claim, (b) each holder of an Allowed Claim in Division 4F will receive, in full satisfaction of the Allowed Claim, the treatment provided for in the Stipulation and Agreed Order Regarding Secured Claim of General Electric Capital Corporation signed by the Bankruptcy Court on November 16, 2001.

     4. Class 7 Claims (Intercompany Claims) are Unimpaired. On the Effective Date, Allowed Intercompany Claims will be Reinstated.

     5. Class 10 Interests (Pillowtex Subsidiary Debtors Old Common Stock Interests) are Unimpaired. On the Effective Date, Interests in Class 10 will be Reinstated.

C.   Impaired Classes of Claims and Interests

     1. Class 2 Claims (Convenience Claims) are Impaired. On the Effective Date, each holder of an Allowed Claim in Class 2 will receive cash equal to 10% of the amount of the Allowed Claim.

     2. Class 4, Division 4G Claims (Other Secured Claims) are Impaired. If the Bankruptcy Court rules that (i) the MESA is a financing arrangement, then on the later of the Effective Date or the date that the Bankruptcy Court rules, unless otherwise agreed by a Claim holder and each applicable Debtor, each holder of an Allowed Claim in Division 4G will receive, in full satisfaction of its Allowed Claim, cash equal to the value of the collateral securing the Allowed Claim (but only to the extent the holder has a valid, enforceable lien on such collateral) and an Unsecured Claim (to be included in Class 6) for the remainder of the Allowed Claim amount or (ii) the MESA is a true lease, there will be no Secured Claim with respect to the MESA and the MESA will be treated as an Unexpired Lease pursuant to Article V.

     3. Class 5 Claims (Bank Loan Claims) are Impaired. On the Effective Date, each holder of an Allowed Bank Loan Claim will receive, in full satisfaction of the Allowed Claim, (a) if Class 6 accepts the Plan, a Pro Rata share of 18,034,200 shares of New Common Stock and (b) if Class 6 does not accept the Plan, a Pro Rata share of 18,411,400 shares of New Common Stock.

     4. Class 6 Claims (Unsecured Claims) are Impaired. On the Effective Date, each holder of an Allowed Claim in Class 6 will receive, in full satisfaction of its Allowed Claim, (a) if Class 6 accepts the Plan, a Pro Rata share of the number of Reserved Shares that are to be distributed if Class 6 accepts the Plan and the Reserved Warrants, (subject to the State Street settlement) or (b) if Class 6 does not accept the Plan, a Pro Rata share of the number of Reserved Shares that are to be distributed if Class 6 does not accept the Plan and no New Warrants, (subject to the State Street Settlement) and any enforceable subordination rights of holders of Overline Facility Claims and Aircraft Lease Claims).

     5. Class 8 Interests (Pillowtex Old Preferred Stock Interests) are Impaired. No property will be distributed to or retained by the holders of Interests in Class 8, and the Interests will be canceled on the Effective Date.

     6. Class 9 Interests (Pillowtex Old Common Stock Interests) are Impaired. No property will be distributed to or retained by the holders of Interests in Class 9, and the Interests will be canceled on the Effective Date as provided in
Section IV.B.3.

D. Special Provisions Regarding the Treatment of Allowed Secondary Liability Claims

          The classification and treatment of Allowed Claims under the Plan take into consideration all Allowed Secondary Liability Claims. On the Effective Date, Allowed Secondary Liability Claims will be treated as follows:

     1. The Allowed Secondary Liability Claims arising from or related to any Debtor's joint or several liability for the obligations under any (a) Allowed Claim that is being Reinstated under the Plan or (b) Executory Contract or Unexpired Lease that is being assumed or deemed assumed by another Debtor or under any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor or any other entity will be Reinstated.

     2. Except as provided in Section III.D.1 or as otherwise specifically provided herein, holders of Allowed Secondary Liability Claims will be entitled to only one distribution in respect of the underlying Allowed Claim. No multiple recovery on account of any Allowed Secondary Liability Claim will be provided or permitted.

E.   Special Provisions Regarding the Indenture Trustees' Claims

     1. If Class 6 does not accept the Plan, the provisions of this Section III.E will be of no force or effect.

     2. In full satisfaction of the Claims of each Indenture Trustee, including Claims secured by the charging liens of the Indenture Trustees under the Prepetition Indentures, subject to the provisions of this Section III.E, each Indenture Trustee will receive from the Reorganized Debtors cash equal to the amount of the Claims and any charging lien held by the Indenture Trustee will be released as of the Effective Date. Distributions received by holders of Allowed Claims in respect of Old Senior Subordinated Notes or Old 6% Debentures pursuant to the Plan will not be reduced on account of the payment of the applicable Indenture Trustee's Claims.

     3. Ten days after entry of the Confirmation Order, each Indenture Trustee will submit to the Reorganized Debtors appropriate documentation in support of the fees and expenses incurred by that Indenture Trustee in connection with the Reorganization Cases through that date, whether incurred prior to or subsequent to the Petition Date, together with a detailed, reasonable estimate of any fees and expenses to be incurred thereafter. The estimate of fees and expenses may include, without limitation, projected fees and expenses relating to surrender and cancellation of notes, distribution of securities and fees and expenses expected to be incurred in connection with obtaining Bankruptcy Court approval of the fees and expenses. Within 10 Business Days after receiving this documentation, the Reorganized Debtors will place the amount of each of the Indenture Trustee's identified fees and expenses (including any reasonable estimated fees and expenses) in a segregated account. Each Indenture Trustee's fees and expenses will be paid from the respective account solely in accordance with the procedures set forth in this Section III.E.

     4. The Confirmation Order will provide that each Indenture Trustee's charging lien will attach solely to the cash placed in the respective segregated account established pursuant to Section III.E.2 until the funds in that account are distributed in accordance with this Section III.E.

     5. No later than 30 days after the Effective Date, each respective Indenture Trustee will (a) File a motion with the Bankruptcy Court seeking approval of its fees and expenses incurred through the Effective Date under the terms of the applicable Prepetition Indenture and (b) serve such motion on the Reorganized Debtors and the United States Trustee. The Bankruptcy Court will approve the fees and expenses requested in such motion to the extent that the amounts are permitted and appropriate under the terms of the applicable Prepetition Indenture, which, notwithstanding the cancellation of the Prepetition Indentures pursuant to Section IV.H, will govern this determination. Each Indenture Trustee's request for approval of its fees and expenses will not be subject to the guidelines and rules applicable to a fee application or the standards contained in sections 330 or 503(b) of the Bankruptcy Code. Promptly upon approval by the Bankruptcy Court, each Indenture Trustee's approved fees and expenses for the period prior to the Effective Date will be treated as Allowed Claims and will be paid from the respective segregated account established pursuant to Section III.E.3.

     6. Any amounts remaining in a segregated account established pursuant to
Section III.E.3 after each respective Indenture Trustee's fees and expenses have been paid, will become the sole property of, and be immediately returned to, the Reorganized Debtors.

F.   Special Provisions Regarding the State Street Settlement

     The State Street Settlement shall become effective on the Effective Date.

                                   ARTICLE IV.
                      MEANS FOR IMPLEMENTATION OF THE PLAN

A.   Continued Corporate Existence and Vesting of Assets in the Reorganized
     Debtors

          Except as otherwise provided herein (and subject to the Restructuring Transaction provisions of Section IV.B), each Debtor will, as a Reorganized Debtor, continue to exist after the Effective Date as a separate entity, with all the powers of a corporation, limited liability company or business trust, as applicable, under applicable law and without prejudice to any right to alter or terminate such existence (whether by merger, dissolution or otherwise) under applicable state law. Except as otherwise provided herein, as of the Effective Date, all property of the respective Estates of the Debtors, and any property acquired by a Debtor or Reorganized Debtor under the Plan, will vest in the applicable Reorganized Debtor, free and clear of all Claims, liens, charges, other encumbrances and Interests. On and after the Effective Date, each Reorganized Debtor may operate its businesses and may use, acquire and dispose of property and compromise or settle any Claims without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules, other than those restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, each Reorganized Debtor may pay the charges that it incurs on or after the Effective Date for Professionals' fees, disbursements, expenses or related support services (including fees relating to the preparation of Professional fee applications) without application to the Bankruptcy Court.

B.   Restructuring Transactions

     1.   Restructuring Transactions Generally

          The applicable Debtors or Reorganized Debtors may enter into the Restructuring Transactions and may take any actions as may be necessary or appropriate to effect a corporate restructuring of their respective businesses or simplify the overall corporate structure of the Reorganized Debtors. The restructuring may include one or more mergers, consolidations, restructurings, conversions, dispositions, liquidations or dissolutions, as may be determined by the Debtors or the Reorganized Debtors to be necessary or appropriate. The actions to effect these transactions may include: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable state law and any other terms to which the applicable entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having any other terms to which the applicable entities may agree; (c) the filing of appropriate certificates or articles of merger, consolidation, conversion or dissolution pursuant to applicable state law; and
(d) all other actions that the applicable entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law in connection with the transactions. The sole purpose of the Restructuring Transactions is to reduce the administrative expense of maintaining inactive subsidiaries and to simplify Pillowtex's corporate structure by consolidating certain corporate and operational functions of certain active subsidiaries into fewer corporate entities.

     2.   Obligations of Any Successor Corporation in a Restructuring
Transaction

          The Restructuring Transactions may include one or more mergers, consolidations, restructurings, conversions, dispositions, liquidations or dissolutions, as may be determined by the Debtors or Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, the surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against the Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to the surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform those obligations.

     3.   Pillowtex Merger

          On the Effective Date, the Pillowtex Merger will be consummated in accordance with the Plan of Merger attached as Exhibit IV.B.3. The sole purpose of the Pillowtex Merger is to change Pillowtex's domicile from the State of Texas to the State of Delaware. As part of the Pillowtex Merger and pursuant to
Section III.C.5 and Section III.C.6, on the Effective Date, (a) each share of Old Common Stock of Pillowtex and Old Preferred Stock of Pillowtex outstanding immediately prior to such date will be canceled; (b) Pillowtex will issue to the Disbursing Agent for the benefit of (i) each Holder of an Allowed Claim in Class 5, if Class 6 accepts the Plan, its Pro Rata share of 18,034,200 shares of Old Common Stock of Pillowtex, or, if Class 6 does not accept the Plan, its Pro Rata share of 18,411,400 shares of Old Common Stock, and (ii) each Holder of an Allowed Claim in Class 6, if Class 6 accepts the Plan, its Pro Rata share of 565,800 shares of Old Common Stock of Pillowtex, or, if Class 6 does not accept the Plan, its Pro Rata share of 188,600 shares of Old Common Stock; (c) Pillowtex will merge with and into New Pillowtex, with New Pillowtex being the surviving corporation in the merger; (d) New Pillowtex will acquire all of the assets and will assume all of the liabilities of Pillowtex; and (e) the Disbursing Agent will surrender the shares of Old Common Stock of Pillowtex issued for the benefit of the holders of Allowed Claims in Classes 5 and 6. Thereafter, the Disbursing Agent will disburse to (i) each holder of an Allowed Claim in Class 5, if Class 6 accepts the Plan, its Pro Rata share of 18,034,200 shares of New Common Stock or, if Class 6 does not accept the Plan, its Pro Rata share of 18,411,400 of New Common Stock, and (ii) each Holder of an Allowed Claim in Class 6, if Class 6 accepts the Plan, its Pro Rata share of 565,800 shares of New Common Stock or, if Class 6 does not accept the Plan, its Pro Rata share of 188,600 shares of New Common Stock. The only shares of capital stock of Reorganized Pillowtex to be outstanding following the Effective Date will be the New Common Stock. Thereafter, Reorganized Pillowtex may issue additional shares of capital stock in accordance with the Constituent Documents of Reorganized Pillowtex and applicable law.

C. Corporate Governance, Directors and Officers, Employment-Related Agreements and Compensation Programs

     1.   Certificates of Incorporation and Bylaws

          a.   Reorganized Pillowtex

          As of the Effective Date, the certificate of incorporation and the bylaws of Reorganized Pillowtex will be substantially in the forms of Exhibits IV.C.1.a.i and IV.C.1.a.ii, respectively. The certificate of incorporation and bylaws of Reorganized Pillowtex, among other things, will: (i) prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy

Code; and (ii) effective immediately after the cancellation of the Old Common Stock of Pillowtex and Old Preferred Stock of Pillowtex as set forth in Sections III.C.5, III.C.6 and IV.H, authorize the issuance of New Common Stock in amounts not less than the amounts necessary to permit the distributions thereof required or contemplated by the Plan. After the Effective Date, Reorganized Pillowtex may amend its certificate of incorporation or bylaws as permitted by the General Corporation Law of the State of Delaware, subject to the terms and conditions of those documents.

          b.   Reorganized Pillowtex Subsidiary Debtors

          As of the Effective Date, the Constituent Documents of each Reorganized Pillowtex Subsidiary Debtor will be substantially in the forms of Exhibits IV.C.1.b.i and IV.C.1.b.ii, respectively. The initial Constituent Documents of each Reorganized Pillowtex Subsidiary Debtor, among other things, will prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a) of the Bankruptcy Code. After the Effective Date or the effective time of any applicable Restructuring Transaction, each entity may amend its Constituent Documents as permitted by applicable state law, subject to the terms and conditions of the applicable Constituent Documents.

     2.   Directors and Officers of the Reorganized Debtors

          The initial board of directors and officers, or similar positions for entities other than corporations, of each of the Reorganized Debtors will consist of the individuals identified on Exhibit IV.C.2. The initial board of directors of Reorganized Pillowtex will consist of seven members, two of which will be officers of Reorganized Pillowtex. Each officer and director, manager or trustee, as applicable, will serve from and after the Effective Date until his or her successor is duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the terms of the Constituent Documents of the applicable Reorganized Debtor and applicable state law. Exhibit IV.C.2 identifies the initial term for each director, manager or trustee, as applicable, in accordance with the provisions of the Reorganized Debtors' respective Constituent Documents.

     3. New Employment, Retirement, Indemnification and Other Related Agreements and Incentive Compensation Programs

          As of the Effective Date, the Reorganized Debtors will have authority to: (a) maintain, amend or revise existing employment, retirement, welfare, incentive, severance, indemnification and other agreements with their active directors, managers, trustees, officers and employees, subject to the terms and conditions of any such agreement; (b) enter into new employment, retirement, welfare, incentive, severance, indemnification and other agreements for active and retired employees; and (c) make the initial grants under the Equity Incentive Plan as described in Exhibit IV.C.3. Exhibit IV.C.3 provides
(a) a list of the benefit programs, plans and agreements that are to be in effect on the Effective Date and (b) a list of the initial grants to be made under the Equity Incentive Plan.

     4.   Corporate Action

          The following will occur and be effective as of the date specified in the documents effectuating the applicable Restructuring Transactions or as of the Effective Date, if no other effective date is specified in the documents, and will be authorized and approved in all respects and for all purposes without any requirement of further action by stockholders or directors (or similar positions for Debtors that are not corporations) of any of the Debtors:

          .    the Restructuring Transactions (including the Pillowtex Merger);

          . the adoption of new or amended and restated Constituent Documents for the Reorganized Debtors;

          . the initial selection of directors and officers (and similar positions for entities other than corporations) for the Reorganized Debtors;

          . the entry into the Exit Financing Revolver Facility and the Exit Term Loan;

          .    the distribution of cash pursuant to the Plan;

          . the issuance and distribution of New Common Stock and New Warrants pursuant to the Plan;

          .    the establishment of the Unsecured Claims Reserve;

          . the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing (including the Plan of Merger, the New Warrant Agreement and the New Warrants);

          . the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, retirement income plans, welfare benefit plans and other employee plans and related agreements, including the Equity Incentive Plan and the plans and agreements described on Exhibit IV.C.3;

          . the entry into the New Tax Sharing Agreement described in Exhibit IV.K.1; and

          . the other matters provided for under the Plan involving the corporate or similar structure of any Debtor or Reorganized Debtor or corporate or similar action to be taken by or required of any Debtor or Reorganized Debtor.

D. Exit Financing Revolver Facility, Exit Term Loan, Obtaining Cash for Plan Distributions and Transfers of Funds Among the Debtors

          On the Effective Date, the Reorganized Debtors are authorized to execute and deliver those documents necessary or appropriate to obtain the Exit Financing Revolver Facility and Exit Term Loan. All cash necessary for the Reorganized Debtors to make payments pursuant to the Plan will be obtained from the Reorganized Debtors' cash balances and operations and/or the Exit Financing Revolver Facility. Cash payments to be made pursuant to the Plan will be made by Reorganized Pillowtex; provided, however, that the Debtors and the Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable Reorganized Pillowtex to satisfy its obligations under the Plan. Any Intercompany Claims resulting from such transfers will be accounted for and settled in accordance with the Debtors' historical intercompany account settlement practices.

E. Preservation of Rights of Action; Settlement Agreements and Releases

     1. Preservation of Rights of Action by the Debtors and the Reorganized Debtors

          Except as provided in the Plan or in any contract, instrument, release or other agreement entered into or delivered in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors will retain and may enforce any claims, demands, rights and causes of action that any Debtor or Estate may hold against any entity, including Recovery Actions. The Reorganized Debtors or their successors may pursue any retained claims, demands, rights or causes of action, as appropriate, in accordance with the best interests of the Reorganized Debtors or their successors holding those claims, demands, rights or causes of action. Further, the Reorganized Debtors retain their rights to File and pursue any adversary proceedings against any trade creditor or vendor related to debit balances or deposits owed to any Debtor.

     2. Releases; Indemnification

          a. General Releases by Holders of Claims or Interests

          As of the Effective Date, in consideration for the obligations of the Debtors and the Reorganized Debtors under the Plan and the cash, New Common Stock, New Warrants and other contracts, instruments, releases, agreements or documents to be entered into or delivered in connection with the Plan, each holder of a Claim or Interest that votes in favor of the Plan will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtors' or the Reorganized Debtors' obligations under the Plan and the contracts, instruments, releases, agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that are based in whole or in part on any act, omission, transaction or other occurrence taking place on or prior to the Effective Date in any way relating to a Debtor or other Pillowtex Entity, the Reorganization Cases or the Plan that the person or entity has, had or may have against any Debtor or other Pillowtex Entity, the members of the Creditors' Committee and each of their respective present or former directors, officers, employees, attorneys, accountants, advisors and agents, acting in such capacity (which release will be in addition to the discharge of Claims and termination of Interests provided herein and under the Confirmation Order and the Bankruptcy Code).

          b. Releases Related to Bank Loan Claims

          Provided that Class 6 accepts the Plan, as of the Effective Date, (i) each Debtor, (ii) in the, each holder of a Claim in Class 6, and (iii) each holder of a Claim or Interest (other than holders of Claims in Class 6) that votes in favor of the Plan will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that the person or entity has, had or may have against each lender under the Prepetition Credit Facility and each of the lender's respective present and former directors, officers, attorneys, accountants, advisors and agents, acting in such capacity, that arose at any time on or prior to the Effective Date and that were in any manner related to the conduct of the Reorganization Cases, the Prepetition Credit Facility, any of the loan or collateral documents in respect to the Prepetition Credit Facility or the enforcement or attempted enforcement of rights, remedies or recourses related to the Prepetition Credit Facility.

          c. Releases Related to Preference Actions

          Provided that Class 6 accepts the Plan, as of the Effective Date, (i) each Debtor, (ii) each holder of a Claim in Class 6, and (iii) each holder of a Claim or Interest (other than holders of Claims in Class 6) that votes in favor of the Plan will be deemed to forever release, waive and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action and liabilities whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising in law, equity or otherwise, that the person or entity has, had or may have against each holder of a claim in Class 6 and each of the Claim holder's respective present and former directors, officers, attorneys, accountants, advisors and agents, acting in such capacity, that arose at any time on or prior to the Effective Date and that were in any manner related to any preference action under section 547 of the Bankruptcy Code.

          d. Injunction Related to Releases

          As further provided in Section XI.B, the Confirmation Order will permanently enjoin the commencement or prosecution by any entity, whether directly, derivatively or otherwise, of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities with respect to any of the Debtors or Reorganized Debtors released pursuant to the Plan.

F. Continuation of Certain Employee and Retiree Benefits

     1. Employee Benefits

          From and after the Effective Date, the Reorganized Debtors intend to continue (or continue as modified or replaced) their existing employee benefit policies, plans and agreements identified on Exhibit IV.C.3, including: (a) medical, dental, life, travel accident and accidental death and dismemberment insurance; (b) sick pay, short-term disability pay and long-term disability insurance; (c) vacation and holiday pay; (d) bonus and severance programs; (e) tuition assistance policies; and (f) qualified deferred compensation plans. The Reorganized Debtors also intend to continue sponsoring the Pillowtex Pension Plan from and after the Effective Date and complying with all legal requirements applicable thereto. The PBGC and the Pillowtex Pension Plan retain the right to seek available remedies under applicable law against the Pillowtex Entities arising from (a) the failure to comply with the minimum funding standards of the Internal Revenue Code of 1986, as amended, and ERISA; (b) the failure to pay required premiums to the PBGC; (c) any unfunded benefit liabilities in the event of the termination of the Pillowtex Pension Plan; or (d) any other violation of ERISA.

     2. Retiree Benefits

          From and after the Effective Date, the Reorganized Debtors will be obligated to pay retiree benefits (as defined in section 1114(a) of the Bankruptcy Code) and any similar health, disability or death benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of those benefits, subject to any rights to amend, modify or terminate those benefits under the terms of the applicable retiree benefits plan, other agreement or applicable nonbankruptcy law.

G. Limitations on Amounts to Be Distributed to Holders of Allowed Insured Claims

     Distributions under the Plan to each holder of an Allowed Insured Claim will be in accordance with the treatment provided under the Plan for the Class in which the Allowed Insured Claim is classified, but solely to the extent that the Allowed Insured Claim is not satisfied from proceeds payable to the holder thereof under any pertinent insurance policies and applicable law. Nothing in this Section

IV.G will constitute a waiver of any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that any entity may hold against any other entity, including the Debtors' insurance carriers.

H. Cancellation and Surrender of Instruments, Securities and Other Documentation

          Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, the Prepetition Credit Facility, the Prepetition Credit Facility Notes, the Overline Facility, the Prepetition Indentures, the Old 10% Notes, the Old 9% Notes, the Old 6% Debentures and the Old 6% Debenture Promissory Notes will be canceled and of no further force and effect, without any further action on the part of any Debtor or Reorganized Debtor. The Old Common Stock and Old Preferred Stock of Pillowtex outstanding immediately prior to the Effective Date shall be deemed canceled and of no further force and effect on the Effective Date, all as provided in Section IV.B.3. The holders of or parties to the canceled instruments, securities and other documentation will have no rights arising from or relating to those instruments, securities and other documentation or the cancellation thereof, except the rights provided pursuant to the Plan; provided, however, that no distribution under the Plan will be made to or on behalf of any holder of an Allowed Claim evidenced by such canceled instruments or securities unless and until those instruments or securities are received by the Disbursing Agent to the extent required in Section VI.J.

I. New Registration Rights Agreement

          On the Effective Date, Reorganized Pillowtex and the holders of at least 10% of the aggregate shares of New Common Stock issuable pursuant to the Plan that are parties thereto will execute and deliver the New Registration Rights Agreement substantially in the form of Exhibit IV.I.

J. New Warrant Agreement

          On the Effective Date, Reorganized Pillowtex and the warrant agent will execute and deliver the New Warrant Agreement substantially in the form of
Exhibit IV.J.

K. Other Agreements Related to Implementation of the Plan

     1. As of the Effective Date, the Reorganized Debtors and certain of the other Pillowtex Entities will enter into the New Tax Sharing Agreement substantially in the form of Exhibit IV.K.1, which will, among other things, allocate among the parties thereto responsibility for any Tax obligations and rights to any Tax benefits arising from and after the Effective Date.

     2. As of the Effective Date, the Equity Incentive Plan, which is included as part of Exhibit IV.C.3, will become effective pursuant to its terms and will be deemed authorized and approved in all respects and for all purposes without any requirements of further action by the stockholders or directors of Pillowtex or Reorganized Pillowtex.

L. Release of Liens

          Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article III, all mortgages, deeds of trust, liens or other security interests against the property of any Estate will be fully released and discharged, and all of the right, title and interest of any holder of the mortgages, deeds of trust, liens or other security interests, including any rights to any collateral thereunder, will revert to the applicable Reorganized Debtor and its successors and assigns. As of the Effective Date, the Reorganized Debtors shall be authorized to file on behalf of creditors Form UCC-3s or other forms as may be necessary to implement the provisions of this Section IV.L.

M. Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes

          The Chairman of the Board, Chief Executive Officer (if any), President, Chief Financial Officer, Chief Operating Officer, any Executive Vice President, any Senior Vice President or any Vice President of each Debtor or Reorganized Debtor will be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan. The Secretary or any Assistant Secretary of each Debtor or Reorganized Debtor will be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code, the following will not be subject to any stamp tax, real estate transfer tax or similar tax: (1) the issuance, transfer or exchange of New Common Stock or New Warrants; (2) the creation of any mortgage, deed of trust, lien or other security interest; (3) the making or assignment of any lease or sublease; (4) the execution and delivery of the Exit Financing Revolver Facility or the Exit Term Loan, including any security agreements in respect thereof; (5) any Restructuring Transaction; or (6) the making or delivery of any deed or other instrument of transfer under, in furtherance of or in connection with the Plan, including any merger agreements; agreements of consolidation, restructuring, disposition, liquidation or dissolution; deeds; bills of sale; or assignments executed in connection with any Restructuring Transaction pursuant to the Plan.

                                   ARTICLE V.
                        TREATMENT OF EXECUTORY CONTRACTS
                              AND UNEXPIRED LEASES

A. Executory Contracts or Unexpired Leases to Be Assumed or Assumed and Assigned

     1. Assumption and Assignment Generally

          Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into in connection with the Plan, on the Effective Date, pursuant to section 365 of the Bankruptcy Code, the applicable Debtor or Debtors will assume or assume and assign, as indicated, each of the Executory Contracts or Unexpired Leases listed on Exhibit V.A.1; provided, however, that the Debtors reserve the right, at any time prior to the Effective Date, to amend Exhibit V.A.1 to: (a) delete any Executory Contract or Unexpired Lease listed therein, thus providing for its rejection pursuant to Section V.C or (b) add any Executory Contract or Unexpired Lease thereto, thus providing for its assumption or assumption and assignment pursuant to this Section V.A.1. The Debtors will provide notice of any amendments to
Exhibit V.A.1 to the parties to the Executory Contracts or Unexpired Leases affected thereby and to the parties on the then-applicable service list in the Reorganization Cases (including counsel to the Creditors' Committee). Each contract and lease listed on Exhibit V.A.1 will be assumed only to the extent that the contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.A.1 will not constitute an admission by a Debtor or Reorganized Debtor that the contract or lease (including any related agreements as described in Sections I.A.112 or V.A.2) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder.

     2. Assumptions and Assignments of Real Property Executory Contracts or Unexpired Leases

          Each Real Property Executory Contract or Unexpired Lease listed on
Exhibit V.A.1 will include any modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affects the contract or lease, irrespective of whether such agreement, instrument or other document is listed on Exhibit V.A.1, unless any such modification, amendment, supplement, restatement or other agreement is rejected pursuant to Section V.C and is listed on Exhibit V.C.

     3. Assignments Related to the Restructuring Transactions

          As of the effective time of an applicable Restructuring Transaction, any Executory Contract or Unexpired Lease (including any related agreements as described in Sections I.A.112 and V.A.2) to be held by any Debtor or another surviving, resulting or acquiring corporation in an applicable Restructuring Transaction, will be deemed assigned to the applicable entity, pursuant to section 365 of the Bankruptcy Code.

     4. Approval of Assumptions and Assignments

          The Confirmation Order will constitute an order of the Bankruptcy Court approving the assumptions and assignments described in this Section V.A and Section V.E, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date. An order of the Bankruptcy Court entered on or prior to the Confirmation Date will specify the procedures for providing notice to each party whose Executory Contract or Unexpired Lease is being assumed or assumed and assigned pursuant to the Plan of: (a) the contract or lease being assumed or assumed and assigned; (b) the Cure Amount Claim, if any, that the applicable Debtor believes it would be obligated to pay in connection with such assumption; and (c) the procedures for the party to object to the assumption or assumption and assignment of the applicable contract or lease or the amount of the proposed Cure Amount Claim.

B. Payments Related to the Assumption of Executory Contracts or Unexpired Leases

          To the extent that the Claims constitute monetary defaults, the Cure Amount Claims associated with each Executory Contract or Unexpired Lease to be assumed pursuant to the Plan will be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, at the option of the Debtor assuming the contract or lease or the assignee of the Debtor, if any: (1) by payment of the Cure Amount Claim in cash on the Effective Date or (2) on such other terms as are agreed to by the parties to the Executory Contract or Unexpired Lease. If there is a dispute regarding: (1) the amount of any Cure Amount Claim, (2) the ability of the applicable Reorganized Debtor or any assignee to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (3) any other matter pertaining to assumption or assumption and assignment of the contract or lease, the payment of any Cure Amount Claim required by section 365(b)(1) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption. For assumptions of Executory Contracts or Unexpired Leases between Debtors, the Reorganized Debtor assuming the contract or lease may cure any monetary default (1) by treating such amount as either a direct or indirect contribution to capital or distribution (as appropriate) or (2) through an intercompany account balance in lieu of payment in cash.

C. Executory Contracts or Unexpired Leases to Be Rejected

          On the Effective Date, except for an Executory Contract or Unexpired Lease that was previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court or that is assumed pursuant to Section V.A (including any related agreements assumed pursuant to Sections I.A.112 and V.A.2), each Executory Contract or Unexpired Lease entered into by a Debtor prior to the Petition Date that has not previously expired or terminated pursuant to its own terms will be rejected pursuant to section 365 of the Bankruptcy Code. The Executory Contracts or Unexpired Leases to be rejected will include the Executory Contracts or Unexpired Leases listed on Exhibit V.C. Each contract or lease listed on Exhibit V.C will be rejected only to the extent that any such contract or lease constitutes an Executory Contract or Unexpired Lease. Listing a contract or lease on Exhibit V.C will not constitute an admission by a Debtor or Reorganized Debtor that the contract or lease (including related agreements as described in Section I.A.112) is an Executory Contract or Unexpired Lease or that a Debtor or Reorganized Debtor has any liability thereunder. Any Executory Contract or Unexpired Lease not listed on Exhibit V.A.1 and not previously assumed, assumed and assigned or rejected by an order of the Bankruptcy Court will be rejected irrespective of whether the contract or lease is listed on
Exhibit V.C. The Confirmation Order will constitute an order of the Bankruptcy Court approving the rejections, pursuant to section 365 of the Bankruptcy Code, as of the Effective Date.

D. Bar Date for Rejection Damages

          Notwithstanding anything in the Bar Date Order to the contrary, if the rejection of an Executory Contract or Unexpired Lease pursuant to Section V.C gives rise to a Claim (including any Claims arising from those indemnification obligations described in Section V.E.1) by the other party or parties to such contract or lease, the Claim will be forever barred and will not be enforceable against the Debtors, the Reorganized Debtors, their respective successors or their respective properties unless a proof of Claim is Filed and served on the Reorganized Debtors, pursuant to the procedures specified in the Confirmation Order and the notice of the entry of the Confirmation Order or another order of the Bankruptcy Court, no later than 30 days after the Effective Date.

E. Special Executory Contract or Unexpired Lease Issues

     1. Obligations to Indemnify Directors, Officers and Employees

          a. The obligations of each Debtor or Reorganized Debtor to indemnify any person serving as one of its directors or officers as of or following the Petition Date by reason of such person's prior or future service in such a capacity or as a director, officer or employee of another corporation, partnership or other legal entity, to the extent provided in the applicable Constituent Documents, by statutory law or by written agreement, policies or procedures of or with the Debtor, will be deemed and treated as executory contracts that are assumed by the applicable Debtor or Reorganized Debtor pursuant to the Plan and section 365 of the Bankruptcy Code as of the Effective Date. Accordingly, the indemnification obligations will survive and be unaffected by entry of the Confirmation Order, irrespective of whether the indemnification is owed for an act or event occurring before or after the Petition Date.

          b. The obligations of each Debtor or Reorganized Debtor to indemnify any person who, as of the Petition Date, was no longer serving as a director, officer or employee of the Debtor or Reorganized Debtor, which indemnity obligation arose by reason of the person's prior service in any such capacity or as a director, officer or employee of another corporation, partnership or other legal entity, whether provided in the applicable Constituent Documents, by statutory law or by written agreement, policies or procedures of or with the Debtor, will terminate and be discharged pursuant to section 502(e) of the Bankruptcy Code or otherwise, as of the Effective Date; provided, however, that, to the extent that the indemnification obligations no longer give rise to contingent Claims that can be disallowed pursuant to section 502(e) of the Bankruptcy Code, the indemnification obligations will be deemed and treated as executory contracts that are rejected by the applicable Debtor pursuant to the Plan and section 365 of the Bankruptcy Code, as of the Effective Date, and any Claims arising from the indemnification obligations (including any rejection damage claims) will be subject to the bar date provisions of
     Section V.D.

     2. Reinstatement of Allowed Secondary Liability Claims Arising From or Related to Executory Contracts or Unexpired Leases Assumed by the Debtors

          On the Effective Date, in accordance with Section III.D.1, any Allowed Secondary Liability Claim arising from or related to any Debtor's joint or several liability for the obligations under or with respect to any of the following will be Reinstated: (a) any Executory Contract or Unexpired Lease that is being assumed or deemed assumed pursuant to section 365 of the Bankruptcy Code by another Debtor; (b) any Executory Contract or Unexpired Lease that is being assumed by and assigned to another Debtor; or (c) a Reinstated Claim. Accordingly, the foregoing Allowed Secondary Liability Claims will survive and be unaffected by entry of the Confirmation Order.

F. Contracts and Leases Entered Into After the Petition Date

          Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts or Unexpired Leases assumed by the Debtor, will be performed by the Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business. Accordingly, those contracts and leases (including any assumed Executory Contracts or Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

                                  ARTICLE VI.
                       PROVISIONS GOVERNING DISTRIBUTIONS

A. Distributions for Claims Allowed as of the Effective Date

     1. Distributions to Be Made on the Effective Date

          Except as otherwise provided in this Article VI, distributions of cash, New Common Stock and New Warrants to be made on the Effective Date to holders of Claims that are allowed as of the Effective Date will be deemed made on the Effective Date if made on the Effective Date or as promptly thereafter as practicable, but in any event no later than: (a) 45 days after the Effective Date or (b) such later date when the applicable conditions of Section V.B (regarding cure payments for Executory Contracts or Unexpired Leases being assumed), Section VI.A.3 (regarding subordination of Old 6% Debentures), Section VI.E.2 (regarding undeliverable distributions) or Section VI.J (regarding surrender of canceled instruments and securities) are satisfied. Distributions on account of Claims that become Allowed Claims after the Effective Date will be made pursuant to Sections VI.H and VII.C.

     2. Distributions on the Effective Date in Respect of Class 6 Unsecured
Claims

          From and after the Effective Date, New Common Stock and New Warrants to be distributed on account of Class 6 Claims (and any cash generated from dividends or distributions thereon) (a) will be maintained by and in the name of the applicable Disbursing Agent in the Unsecured Claims Reserve in accordance with Article VII and held in trust pending distribution by the applicable Disbursing

Agent for the benefit of the holders of the Claims, (b) will be accounted for separately, and (c) will not constitute property of any of the Reorganized Debtors. The Disbursing Agent will invest any cash in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. Distributions of cash on account of each Allowed Class 6 Claim will include a Pro Rata share of the Cash Investment Yield from such investment of cash. New Common Stock and New Warrants to be issued and distributed on account of Class 6 Claims will be deemed issued as of the Effective Date, irrespective of the date on which they actually are distributed.

     3. Distributions in Respect of Old 6% Debentures

          The shares of New Common Stock and New Warrants, if any, included in the Subordination Reserve Allocation of the Unsecured Claims Reserve shall be distributed to the holders of Allowed Old Senior Subordinated Note Claims in accordance with the State Street Settlement. New Warrants, if any, shall be distributed to the holders of Allowed Old 6% Debenture Claims in accordance with the State Street Settlement.

B. Method of Distributions to Holders of Claims

          Reorganized Pillowtex, or such Third Party Disbursing Agents as Reorganized Pillowtex may employ in its sole discretion, will make all distributions of cash, New Common Stock and New Warrants and other instruments or documents required under the Plan. Each Disbursing Agent will serve without bond, and any Disbursing Agent may employ or contract with other entities to assist in or make the distributions required by the Plan. With respect to Class 5 Claims, Bank of America in its capacity as Administrative Agent shall act as Disbursing Agent. With respect to Old Senior Subordinated Notes Claims and, subject to VI.A.3, if applicable, Old 6% Debenture Claims, the applicable Indenture Trustee shall act as Disbursing Agent with respect to its respective series of Old Senior Subordinated Notes or Old 6% Debentures.

C. Compensation and Reimbursement for Services Related to Distributions

          Each Third Party Disbursing Agent providing services related to distributions pursuant to the Plan will receive from Reorganized Pillowtex (other than Bank of America and the Indenture Trustees), without further Bankruptcy Court approval, reasonable compensation for its services and reimbursement of reasonable out-of-pocket expenses incurred in connection with the services. These payments will be made on terms agreed to with Reorganized Pillowtex and will not be deducted from distributions to be made pursuant to the Plan to holders of Allowed Claims (including any distributions of Cash Investment Yield) receiving distributions from a Third Party Disbursing Agent.

D. Provisions Governing the Unsecured Claims Reserve

     1. Funding of the Unsecured Claims Reserve

          On the Effective Date, Reserved Warrants (if the holders of Class 6 Claims accept the Plan) and the Reserved Shares will be placed in the Unsecured Claims Reserve for the benefit of holders of Allowed Claims in Class 6.

     2. Property Held in Unsecured Claims Reserve

          a. Dividends and Distributions

          Cash dividends and other distributions on account of New Common Stock and New Warrants held in the Unsecured Claims Reserve will be transferred to the Unsecured Claims Reserve concurrently with the transfer of such dividends and other distributions to other holders of New Common Stock and New Warrants. Cash held in the Unsecured Claims Reserve as a result of such dividends and other distributions (i) will be deposited in a segregated bank account in the name of the applicable Disbursing Agent and held in trust pending distribution by the applicable Disbursing Agent for the benefit of holders of Class 6 Claims, (ii) will be accounted for separately and (iii) will not constitute property of the Reorganized Debtors. The applicable Disbursing Agent will invest the cash held in the Unsecured Claims Reserve in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. The applicable Disbursing Agent also will place in the Unsecured Claims Reserve the Cash Investment Yield from such investment of cash.

          b. Recourse

          Each holder of an Allowed Claim (or a Disputed Claim that ultimately becomes an Allowed Claim) in Class 6 will have recourse only to the undistributed cash, New Common Stock and New Warrants held in the Unsecured Claims Reserve for satisfaction of the distributions to which holders of Allowed Class 6 Claims are entitled under the Plan, and not to any Reorganized Debtor, its property or any assets previously distributed on account of any Allowed Claim.

E. Delivery of Distributions and Undeliverable or Unclaimed Distributions

     1. Delivery of Distributions

          a. Generally

          Except as provided in Section VI.E.1.b, distributions to holders of Allowed Claims will be made by a Disbursing Agent (i) at the addresses set forth on the respective proofs of Claim Filed by holders of the Claims, (ii) at the addresses set forth in any written certification of address change delivered to the applicable Disbursing Agent (including pursuant to a letter of transmittal delivered to a Disbursing Agent) after the date of Filing of any related proof of Claim, or (iii) at the addresses reflected in the applicable Debtor's Schedules if no proof of Claim has been Filed and the applicable Disbursing Agent has not received a written notice of a change of address.

          b. Special Provisions for Distributions to Holders of Old Senior Subordinated Notes Claims or Old 6% Debenture Claims

          Subject to the requirements of Section VI.J, distributions to holders of Allowed Old Senior Subordinated Notes Claims or Allowed Old 6% Debenture Claims will be made by the applicable Disbursing Agent to the record holders of the Old Senior Subordinated Notes and Old 6% Debentures as of the Distribution Record Date, as identified on a record holder register prepared by the applicable Indenture Trustee. The record holder register (i) will provide the name, address and holdings of each respective registered holder of Old 9% Notes, Old 10% Notes or Old 6% Debentures, as applicable, as of the Distribution Record Date and (ii) must be consistent with the applicable Indenture Trustee's Allowed proof of Claim. Each entry on the applicable record holder register will be treated as an Allowed Class 6 Claim for purposes of distributions made pursuant to this Article VI.

     2. Undeliverable Distributions Held by Disbursing Agents

          a. Holding and Investment of Undeliverable Distributions; Undelivered New Common Stock and New Warrants

               i. If any distribution to a holder of an Allowed Claim is returned to a Disbursing Agent as undeliverable, no further distributions will be made to the holder unless and until the applicable Disbursing Agent is notified by written certification of the holder's then-current address. Subject to Section VI.E.2.c, undeliverable distributions will remain in the possession of the applicable Disbursing Agent pursuant to this Section VI.E.2.a.i until such time as a distribution becomes deliverable. Undeliverable cash (including dividends or other distributions on account of undeliverable New Common Stock) will be held in segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the potential claimants of those funds. Any Disbursing Agent holding undeliverable cash will invest the cash in a manner consistent with the Reorganized Debtors' investment and deposit guidelines. Undeliverable New Common Stock and New Warrants will be held by the applicable Disbursing Agent for the benefit of the potential claimants of those securities.

               ii. Pending the distribution of any New Common Stock, the Disbursing Agent will cause all of the New Common Stock held by it in its capacity as Disbursing Agent (i.e., all New Common Stock in the Unsecured Claims Reserve, whether relating to undeliverable distributions or simply undelivered distributions) to be (A) represented in person or by proxy at each meeting of the stockholders of Reorganized Pillowtex, (B) voted in any election of directors of Reorganized Pillowtex for the nominees recommended by the board of directors of Reorganized Pillowtex and (C) voted with respect to any other matter as recommended by the board of directors of Reorganized Pillowtex.

          b. After Distributions Become Deliverable

          On each Quarterly Distribution Date, each Disbursing Agent will make all distributions that become deliverable to holders of Allowed Claims during the preceding calendar quarter. Each distribution will include, to the extent applicable: (i) a Pro Rata share of dividends or other distributions, if any, that were previously paid to the Disbursing Agent in respect of any New Common Stock included in the distribution and (ii) a Pro Rata share of the Cash Investment Yield from the investment of any undeliverable cash (including dividends or other distributions on undeliverable New Common Stock and New Warrants) from the date that the distribution would have first been due had it then been deliverable to the date that the distribution becomes deliverable.

          c. Failure to Claim Undeliverable Distributions

          Any holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable distribution to be made by a Disbursing Agent within two years after the later of (i) the Effective Date and (ii) the last date on which a distribution was deliverable to the holder will have its claim for the undeliverable distribution discharged and will be forever barred from asserting such claim against the Reorganized Debtors or their respective property. In such cases, with respect to Allowed Claims in Class 6, (i) unclaimed cash, New Common Stock and New Warrants will be retained in the Unsecured Claims Reserve for Pro Rata redistribution to holders of Allowed Claims in the Class, pursuant to Section VI.H.2.b, and (ii) for purposes of this redistribution, each Allowed Claim in Class 6 for which the distributions are undeliverable will be deemed disallowed in its entirety. In such cases with respect to Allowed Claims in any other Class, (i) unclaimed cash will become property of Reorganized Pillowtex, free of any restrictions thereon, and any cash held by a Third Party Disbursing Agent will be returned to Reorganized Pillowtex; and (ii) unclaimed New Common Stock and New Warrants will be returned to Reorganized Pillowtex for cancellation. Nothing contained in the Plan will require any Debtor, Reorganized Debtor or Disbursing Agent to attempt to locate any holder of an Allowed Claim.

F. Distribution Record Date

     1. No Disbursing Agent will have any obligation to recognize the transfer of, or the sale of any participation in, any Allowed Bank Loan Claim that occurs after the close of business on the Distribution Record Date. Any Disbursing Agent will be entitled for all purposes herein to recognize and make distributions only to those holders of Allowed Bank Loan Claims that are holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date.

     2. As of the close of business on the Distribution Record Date, the respective transfer registers for the Old Senior Subordinated Notes, the Old 6% Debentures and the Old 6% Debenture Promissory Notes, as maintained by the Debtors or the applicable Indenture Trustee, will be closed. The applicable Disbursing Agent will have no obligation to recognize the transfer or sale of any Old Senior Subordinated Notes Claim, Old 6% Debenture Claim or Old 6% Debenture Promissory Note Claim that occurs after the close of business on the Distribution Record Date and will be entitled for all purposes herein to recognize and make distributions only to those holders of Old Senior Subordinated Notes Claims, Old 6% Debenture Claims or Old 6% Debenture Promissory Note Claims who are holders of those Claims as of the close of business on the Distribution Record Date.

     3. Except as otherwise provided in a Final Order of the Bankruptcy Court, the transferees of Claims in Class 6 that are transferred pursuant to Bankruptcy Rule 3001 on or prior to the Distribution Record Date will be treated as the holders of those Claims for all purposes, notwithstanding that any period provided by Bankruptcy Rule 3001 for objecting to the transfer has not expired by the Distribution Record Date.

G. Means of Cash Payments

          Except as otherwise specified herein, cash payments made pursuant to the Plan will be in United States currency by checks drawn on a domestic bank selected by the applicable Debtor or Reorganized Debtor or, at the option of the applicable Debtor or Reorganized Debtor, by wire transfer from a domestic bank; provided, however, that cash payments to foreign holders of Allowed Trade Claims may be made, at the option of the applicable Debtor or Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

H. Timing and Calculation of Amounts to Be Distributed

     1. Allowed Claims in Classes Other Than Class 6

          Subject to Section VI.A, on the Effective Date, each holder of an Allowed Claim in a Class other than Class 6 will receive the full amount of the distributions that the Plan provides for Allowed Claims in the applicable Class. On each Quarterly Distribution Date, distributions also will be made, pursuant to Section VII.C, to holders of Disputed Claims in any such Class that were allowed during the preceding calendar quarter. Such quarterly distributions also will be in the full amount that the Plan provides for Allowed Claims in the applicable Class.

     2. Allowed Claims in Class 6

          a. Initial Distributions

          The amount of distributions to be made on the Effective Date (subject to Section VI.A) to holders of Allowed Claims in Class 6 on account of those Claims will be made from the Unsecured Claims Reserve and will be calculated as if each Disputed Claim in Class 6 were an Allowed Claim in its Face Amount. On each Quarterly Distribution Date, distributions also will be made, pursuant to
Section VII.C, to holders of Disputed Claims in Class 6 that were allowed during the preceding calendar quarter. The quarterly distributions also will be calculated pursuant to the provisions set forth in this Section VI.H.2.a.

          b. Additional Distributions on Account of Previously Allowed Claims

          On the fourth Quarterly Distribution Date and annually thereafter, each holder of a Claim previously allowed in Class 6 will receive an additional distribution from the Unsecured Claims Reserve on account of such Claim in an amount equal to: (i) the amount of New Common Stock and New Warrants that such holder would have been entitled to receive pursuant to Section VI.H.2.a as if the Claim had become an Allowed Claim on the applicable Quarterly Distribution Date; minus (ii) the aggregate amount of New Common Stock and New Warrants previously distributed on account of the Claim. Each additional distribution also will include, on the basis of the amount then being distributed: (i) a Pro Rata share of any dividends or other distributions made on account of the New Common Stock and New Warrants held in the Unsecured Claims Reserve; and (ii) a Pro Rata share of the related Cash Investment Yield from the investment of any cash dividends and other distributions in the Unsecured Claims Reserve, from the date the cash was deposited into the Unsecured Claims Reserve to the date that the distribution is made.

     3. Distributions of New Common Stock and New Warrants

          Notwithstanding any other provision of the Plan, only whole numbers of shares of New Common Stock and New Warrants will be issued. When any distribution on account of an Allowed Claim in Class 5 or 6 would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number or New Warrants exercisable to purchase a number of shares of New Common Stock that is not a whole number, the number of shares of such stock or warrants will be rounded to the next higher or lower whole number as follows:
(a) fractions equal to or greater than 1/2 will be rounded to the next higher whole number; and (b) fractions less than 1/2 will be rounded to the next lower whole number. The total number of shares of New Common Stock and New Warrants to be distributed on account of Allowed Claims will be adjusted as necessary to account for the rounding provided for in this Section VI.H.3. No consideration will be provided in lieu of fractional shares that are rounded down.

     4. De Minimis Distributions

          No Disbursing Agent will distribute cash to the holder of an Allowed Claim in an impaired Class if the amount of cash to be distributed on account of the Claim is less than $10. Any holder of an Allowed Claim on account of which the amount of cash to be distributed is less than $10 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Reorganized Debtors or their respective property. Any cash not distributed pursuant to this Section VI.H.4 with respect to Claims in a Class other than Class 6 will be the property of Reorganized Pillowtex, free of any restrictions thereon, and any such cash held by a Third Party Disbursing Agent will be returned to Reorganized Pillowtex. Any cash not distributed pursuant to this Section VI.H.4 with respect to Allowed Claims in Class 6, including dividends or other distributions made on account of New Common Stock and New Warrants held in the Unsecured Claims Reserve, will be retained in the Unsecured Claims Reserve for redistribution Pro Rata to holders of Allowed Claims in Class 6, pursuant to
Section VI.H.2.b. For purposes of this redistribution, each Allowed Claim in Class 6 for which distributions are less than $25 will have its claim for such distribution discharged and will be forever barred from asserting any such claim against the Unsecured Claims Reserve or otherwise.

     5. Compliance with Tax Requirements

          a. In connection with the Plan, to the extent applicable, each Disbursing Agent will comply with all Tax withholding and reporting requirements imposed on it by any governmental unit, and all distributions pursuant to the Plan will be subject to applicable withholding and reporting requirements. Each Disbursing Agent will be authorized to take any actions that may be necessary or appropriate to comply with those withholding and reporting requirements, including but not limited to requiring recipients to fund the payment of such withholding as a condition to delivery or entering into arrangements for the sale of a sufficient number of shares of New Common Stock or New Warrants to generate net proceeds sufficient to fund the payment of any such withholding.

          b. Notwithstanding any other provision of the Plan, each entity receiving a distribution of cash, New Common Stock or New Warrants pursuant to the Plan will have sole and exclusive responsibility for the satisfaction and payment of any Tax obligations imposed on it by any governmental unit on account of the distribution, including income, withholding and other Tax obligations.

I. Setoffs

          Except with respect to claims of a Debtor or Reorganized Debtor released pursuant to the Plan or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Reorganized Debtors or, as instructed by the applicable Reorganized Debtor, a Third Party Disbursing Agent may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account of the Claim (before any distribution is made on account of the Claim) the claims, rights and causes of action of any nature that the applicable Debtor or Reorganized Debtor may hold against the holder of the Allowed Claim; provided that neither the failure to effect a setoff nor the allowance of any Claim hereunder will constitute a waiver or release by the applicable Debtor or Reorganized Debtor of any claims, rights and causes of action that the Debtor or Reorganized Debtor may possess against the Claim holder.

J. Surrender of Canceled Instruments or Securities

          As a condition precedent to receiving any distribution pursuant to the Plan on account of an Allowed Claim evidenced by the notes, instruments, securities or other documentation canceled pursuant to Section IV.H, the holder of the Claim must tender, as specified in this Section VI.J, the applicable notes, instruments, securities or other documentation evidencing the Claim to the applicable Disbursing Agent, together with any letter of transmittal required by such Disbursing Agent. Pending such surrender, any distributions pursuant to the Plan on account of any such Claim will be treated as an undeliverable distribution pursuant to Section VI.E.2.

     1. Tender of Old Senior Subordinated Notes, Old 6% Debentures and Old 6% Debenture Promissory Notes

        Except as provided in Section VI.J.2 for lost, stolen, mutilated or destroyed Old Senior Subordinated Notes, Old 6% Debentures or Old 6% Debenture Promissory Notes, each holder of an Allowed Old Senior Subordinated Notes Claim, Allowed Old 6% Debenture Claim or Allowed Old 6% Debenture Promissory Note Claim must tender the Old Senior Subordinated Notes, the Old 6% Debentures or the Old 6% Debenture Promissory Notes to the applicable Disbursing Agent in accordance with a letter of transmittal to be provided to the holders by the applicable Disbursing Agent as promptly as practicable following the Effective Date. The letter of transmittal will include, among other provisions, customary provisions with respect to the authority of the holder of the Old Senior Subordinated Notes, Old 6% Debentures or Old 6% Debenture Promissory Notes to act and the authenticity of any signatures required thereon. All surrendered Old Senior Subordinated Notes, Old 6% Debentures and Old 6% Debenture Promissory Notes will be marked as canceled and delivered to the appropriate Reorganized Debtor.

     2. Lost, Stolen, Mutilated or Destroyed Old Senior Subordinated Notes, Old 6% Debentures and Old 6% Debenture Promissory Notes

     Any holder of an Allowed Old Senior Subordinated Notes Claim, Allowed Old 6% Debenture Claim or Allowed Old 6% Debenture Promissory Note Claim with respect to which the underlying Old Senior Subordinated Note, Old 6% Debenture or Old 6% Debenture Promissory Note has been lost, stolen, mutilated or destroyed must, in lieu of surrendering such Old Senior Subordinated Note, Old 6% Debenture or Old 6% Debenture Promissory Note, deliver to the applicable Disbursing Agent (a) evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction and (b) such security or indemnity as may be required by the Disbursing Agent to hold the Disbursing Agent and the Reorganized Debtors, as applicable, harmless from any damages, liabilities or costs incurred in treating the individual as a holder of an Old Senior Subordinated Note, Old 6% Debenture or Old 6% Debenture Promissory Note. Upon compliance with this Section VI.J.2 by a holder of an Allowed Old Senior Subordinated Notes Claim, Allowed Old 6% Debenture Claim or Allowed Old 6% Debenture Promissory Note Claim, such holder will, for all purposes under the Plan, be deemed to have surrendered the Old Senior Subordinated Note, Old 6% Debenture and Old 6% Debenture Promissory Note.

     3. Failure to Surrender Old Senior Subordinated Notes, Old 6% Debentures and Old 6% Debenture Promissory Notes

     Any holder of an Allowed Old Senior Subordinated Notes Claim, Allowed Old 6% Debenture Claim or Allowed Old 6% Debenture Promissory Note Claim that fails to surrender or be deemed to have surrendered the Old Senior Subordinated Notes, Old 6% Debentures or Old 6% Debenture Promissory Notes within two years after the Effective Date will have its right to distributions pursuant to the Plan on account of the Old Senior Subordinated Notes Claim, Old 6% Debenture Claim or Old 6% Debenture Promissory Note Claim discharged and will be forever barred from asserting any such Claim against the Reorganized Debtors or their respective property. In such case, any cash, New Common Stock and New Warrants held for distribution on account of the Old Senior Subordinated Notes Claim, Old 6% Debenture Claim or Old 6% Debenture Promissory Note Claim will be treated pursuant to the provisions set forth in Section VI.E.2.c.

     4. Prepetition Credit Facility Notes

     Holders of Allowed Bank Loan Claims and Overline Facility Claims will be required to tender any Prepetition Credit Facility Notes or other promissory notes in respect thereof or, if not evidenced by a note, any other instrument evidencing their respective Allowed Claims to the applicable Disbursing Agent as and when the entities receive New Common Stock. If any entity's notes or other instruments evidencing its Allowed Claims are lost, stolen, mutilated or destroyed, the entity will be required, in lieu of surrendering the note or other instrument, to deliver to the applicable Disbursing Agent evidence satisfactory to the Disbursing Agent of the loss, theft, mutilation or destruction.

                                  ARTICLE VII.
                    PROCEDURES FOR RESOLVING DISPUTED CLAIMS

A.   Prosecution of Objections to Claims

     1.   Objections to Claims

          All objections to Claims must be Filed and served on the holders of the Claims by the Claims Objection Bar Date, and, if Filed prior to the Effective Date, the objections will be served on the parties on the then-applicable service list in the Reorganization Cases. If an objection has not been Filed to a proof of Claim or a scheduled Claim by the Claims Objection Bar Date, the Claim to which the proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if the Claim has not been allowed earlier. An objection is deemed to have been timely Filed as to all Tort Claims, thus making each such Claim a Disputed Claim as of the Claims Objection Bar Date. Each such Tort Claim will remain a Disputed Claim until it becomes an Allowed Claim in accordance with Section I.A.6.

     2.   Authority to Prosecute Objections

          After the Confirmation Date, only the Debtors or the Reorganized Debtors will have the authority to File, settle, compromise, withdraw or litigate to judgment objections to Claims, including pursuant to any alternative dispute resolution or similar procedures approved by the Bankruptcy Court. After the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

B.   Treatment of Disputed Claims

          Notwithstanding any other provisions of the Plan, no payments or distributions will be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. In lieu of distributions under the Plan to holders of Disputed Claims in Class 6, if allowed, the Unsecured Claims Reserve will be established on the Effective Date to hold property for the benefit of these Claim holders, as well as holders of Allowed Claims in Class 6. Reorganized Pillowtex will fund the Unsecured Claims Reserve with New Common Stock and New Warrants, as described in Section VI.D.1.

C.   Distributions on Account of Disputed Claims Once Allowed

          On each Quarterly Distribution Date, the applicable Disbursing Agent will make all distributions on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter. The distributions will be made pursuant to the provisions of the Plan governing the applicable Class, including the incremental distribution provisions set forth in Section VI.H.2.

D.   Tax Requirements for Income Generated by Unsecured Claims Reserve

          The recovery of holders of Allowed Claims in Class 6 consists of the treatment set forth herein and post-Effective Date interest on the cash portion of distributions in respect of such Claims, if any, at a rate determined by the Cash Investment Yield. Therefore, the Reorganized Debtors and the holders of all Allowed Claims in Class 6 will treat cash distributions of the Cash Investment Yield as interest for all income Tax purposes, and the applicable Reorganized Debtor will cause such information returns to be issued to such holders consistent with this treatment as may be required by any governmental unit. The applicable Reorganized Debtor will include in its Tax returns all items of income, deduction and credit of the Unsecured Claims Reserve; provided, however, that no distribution will be made to the applicable Reorganized Debtor out of the Unsecured Claims Reserve as a result of this inclusion. The applicable Disbursing Agent will pay, or cause to be paid, out of the funds held in the Unsecured Claims Reserve, any Tax imposed on the Unsecured Claims Reserve (as opposed to the applicable Reorganized Debtor or the holders of Allowed Claims in Class 6) by any governmental unit with respect to income generated by the funds and New Common Stock and New Warrants held in the Unsecured Claims Reserve. The applicable Disbursing Agent also will file or cause to be filed any Tax or information return related to the applicable Unsecured Claims Reserve that is required by any governmental unit.


                                 ARTICLE VIII.
                    SUBSTANTIVE CONSOLIDATION OF THE DEBTORS

     The Debtors reserve the right to seek approval of the Bankruptcy Court for the substantive consolidation of some or all of the Debtors for the purpose of implementing the Plan, including for purposes of voting, confirmation and distributions to be made under the Plan.

                                  ARTICLE IX.
                      CONDITIONS PRECEDENT TO CONFIRMATION
                          AND CONSUMMATION OF THE PLAN

A.   Conditions to Confirmation

          The Bankruptcy Court will not enter the Confirmation Order unless and until the following conditions have been satisfied or duly waived pursuant to
Section IX.C:

     1. The Confirmation Order shall be reasonably acceptable in form and substance to the Debtors and Bank of America as administrative agent to the lenders under the Prepetition Revolving Credit Agreement and the Prepetition Term Credit Agreement.

     2. The Debtors shall have received a commitment for the Exit Financing Revolver Facility from the Exit Financing Revolver Facility Agent Bank on terms and conditions satisfactory to the Debtors.

     3. Each holder of a Claim in respect of a Designated Post-Petition Loan shall have consented to the treatment thereof as contemplated by Section III.A.1.d.

     4. The Plan shall not have been amended, altered or modified from the Plan as Filed on February 25, 2002, unless such amendment, alteration or modification has been consented to in accordance with Section XIII.C, and all Exhibits to the Plan shall be in form and substance reasonably satisfactory to the Debtors and Bank of America as administrative agent to the lenders under the Prepetition Revolving Credit Agreement and the Prepetition Term Credit Agreement.

B.   Conditions to the Effective Date

          The Effective Date will not occur and the Plan will not be consummated unless and until each of the following conditions have been satisfied or duly waived pursuant to Section IX.C.

     1. The documents effectuating the Exit Financing Revolver Facility shall have been executed and delivered by the Reorganized Debtors and the Exit Financing Revolver Facility Agent Bank.

     2. The documents effectuating the Exit Term Loan shall have been executed and delivered by the Reorganized Debtors and each of the holders of Allowed Administrative Claims under Designated Post-Petition Loans.

     3. The Plan shall not have been amended, altered or modified from the Plan as Filed on February 25, 2002, unless such amendment, alteration or modification has been consented to in accordance with Section XIII.C, and all Exhibits to the Plan shall be in form and substance reasonably satisfactory to the Debtors and Bank of America as administrative agent to the lenders under the Prepetition Revolving Credit Agreement and the Prepetition Term Credit Agreement.

C.   Waiver of Conditions to the Confirmation or Effective Date

          The conditions to Confirmation and to the Effective Date may be waived in whole or in part by the Debtors at any time, without notice or order of the Bankruptcy Court or any further action other than proceeding to Confirmation and consummation of the Plan; provided, however, that the conditions set forth in Sections IX.A.4 and Section IX.B.3 may only be waived pursuant to an order of the Bankruptcy Court after notice and opportunity for a hearing.

D.   Effect of Nonoccurrence of Conditions to the Effective Date

          If each of the conditions to the Effective Date is not satisfied or duly waived in accordance with Section IX.C, then upon motion by the Debtors made before the time that each of the conditions has been satisfied or duly waived and upon notice to any parties in interest as the Bankruptcy Court may direct, the Confirmation Order will be vacated by the Bankruptcy Court; provided, however, that, notwithstanding the Filing of such motion, the Confirmation Order may not be vacated if each of the conditions to the Effective Date is either satisfied or duly waived before the Bankruptcy Court enters an order granting the motion. If the Confirmation Order is vacated pursuant to this
Section IX.D, (1) the Plan will be null and void in all respects, including with respect to: (a) the discharge of Claims and termination of Interests pursuant to section 1141 of the Bankruptcy Code; and (b) the assumptions, assignments or rejections of Executory Contracts or Unexpired Leases pursuant to Sections V.A and Section V.C; and (2) nothing contained in the Plan will: (a) constitute a waiver or release of any Claims by or against, or any Interest in, the Debtors; or (b) prejudice in any manner the rights of the Debtors or any other party in interest.

                                   ARTICLE X.
                                    CRAMDOWN

          The Debtors request Confirmation under section 1129(b) of the Bankruptcy Code with respect to any impaired Class that does not accept the Plan pursuant to section 1126 of the Bankruptcy Code. The Debtors reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification.

                                  ARTICLE XI.
                       DISCHARGE, TERMINATION, INJUNCTION
                            AND SUBORDINATION RIGHTS

A.   Discharge of Claims and Termination of Interests

     1. Except as provided in the Plan or in the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan will be in exchange for and in complete satisfaction, discharge and release of all Claims and termination of all Interests arising on or before the Effective Date, including any interest accrued on Claims from the Petition Date. Except as provided in the Plan or in the Confirmation Order, Confirmation will, as of the Effective Date: (a) discharge the Debtors from all Claims or other debts that arose on or before the Effective Date, and all debts of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (i) a proof of Claim based on such debt is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code, (ii) a Claim based on such debt is allowed pursuant to section 502 of the Bankruptcy Code or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of equity security holders in the Debtors.

     2. In accordance with the foregoing, except as provided in the Plan or the Confirmation Order, the Confirmation Order will be a judicial determination, as of the Effective Date, of a discharge of all Claims and other debts and liabilities against the Debtors and a termination of all Interests and other rights of equity security holders in the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge will void any judgment obtained against a Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Interest.

B.   Injunctions

     1. Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan with respect to any Debtor or Reorganized Debtor will be permanently enjoined from taking any of the following actions on account of any such discharged Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtors, the Reorganized Debtors or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtors, the Reorganized Debtors or their respective property, other than as permitted pursuant to (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtors, the Reorganized Debtors or their respective property; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtors or the Reorganized Debtors; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

     2. As of the Effective Date, all entities that have held, currently hold or may hold any claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan with respect to any Debtor or Reorganized Debtor will be permanently enjoined from taking any of the following actions against any released entity or its property on account of such released claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

     3. By accepting distributions pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section XI.B.

C. Termination of Subordination Rights and Settlement of Related Claims and Controversies

     1. The classification and manner of satisfying all Claims and Interests under the Plan take into consideration all subordination rights, whether arising under general principles of equitable subordination, contract, section 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Interest may have against other Claim or Interest holders with respect to any distribution made pursuant to the Plan. Except as provided in Section III.C.4 (with respect to treatment of Class 6 Claims), all subordination rights that a holder of a Claim may have with respect to any distribution to be made pursuant to the Plan will be discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims will not be subject to payment to a beneficiary of such terminated subordination rights or to levy, garnishment, attachment or other legal process by a beneficiary of such terminated subordination rights.

     2. Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under the Plan, the provisions of the Plan will constitute a good faith compromise and settlement of all claims or controversies relating to the subordination rights that a holder of a Claim may have with respect to any Allowed Claim or any distribution to be made pursuant to the Plan on account of any Allowed Claim. The entry of the Confirmation Order will constitute the Bankruptcy Court's approval, as of the Effective Date, of the compromise or settlement of all such claims or controversies and the Bankruptcy Court's finding that the compromise or settlement is in the best interests of the Debtors, the Reorganized Debtors and their respective property and Claim and Interest holders and is fair, equitable and reasonable.

                                  ARTICLE XII.
                            RETENTION OF JURISDICTION

          Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court will retain such jurisdiction over the Reorganization Cases after the Effective Date as is legally permissible, including jurisdiction to:

     1. Allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim; the resolution of any objections to the allowance, priority or classification of Claims or Interests; and the approval of the Indenture Trustee's fees and expenses pursuant to Section III.E;

     2. Grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or the Plan for periods ending on or before the Effective Date;

     3. Resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is a party or with respect to which any

Debtor or Reorganized Debtor may be liable and to hear, determine and, if necessary, liquidate any Claims arising therefrom, including any Cure Amount Claims;

     4. Ensure that distributions to holders of Allowed Claims are accomplished pursuant to the provisions of the Plan;

     5. Decide or resolve any motions, adversary proceedings, contested or litigated matters and any other matters, including the Recovery Actions to the extent not released hereunder, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or brought thereafter;

     6. Enter any orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

     7. Resolve any cases, controversies, suits or disputes that may arise in connection with the Recovery Actions or the consummation, interpretation or enforcement of the Plan or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to the Plan or any entity's rights arising from or obligations incurred in connection with the Plan or such documents;

     8. Modify the Plan before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code; modify the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order; or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into, delivered or created in connection with the Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate the Plan;

     9. Issue injunctions, enforce the injunctions contained in the Plan and the Confirmation Order, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with consummation, implementation or enforcement of the Plan or the Confirmation Order;

     10. Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason or in any respect modified, stayed, reversed, revoked or vacated or distributions pursuant to the Plan are enjoined or stayed;

     11. Determine any other matters that may arise in connection with or relate to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, the Disclosure Statement or the Confirmation Order;

     12. Enter a final decree closing the Reorganization Cases; and

     13. Determine matters concerning state, local and federal Taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code, including any Disputed Claims for Taxes.

                                 ARTICLE XIII.
                            MISCELLANEOUS PROVISIONS

A.   Dissolution of the Creditors' Committee

          On the Effective Date, the Creditors' Committee will dissolve and the members of the Creditors' Committee will be released and discharged from all duties and obligations arising from or related to the Reorganization Cases. The Professionals retained by the Creditors' Committee and the members thereof will not be entitled to assert any Fee Claim for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications for allowance of compensation and reimbursement of expenses pending on the Effective Date or Filed and served after the Effective Date pursuant to Section III.A.1.f.ii.A and in connection with any appeal of the Confirmation Order.

B.   Limitation of Liability

          The Debtors, the Reorganized Debtors and their respective directors, officers, employees and Professionals, acting in such capacity, and the Creditors' Committee and its members and Professionals, will neither have nor incur any liability to any entity for any act taken or omitted to be taken in connection with or related to the formulation, preparation, dissemination, implementation, Confirmation or consummation of the Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or any other act taken or omitted to be taken, in connection with the Plan; provided, however, that the foregoing provisions of this Section XIII.B will have no effect on: (1) the liability of any entity that would otherwise result from the failure to perform or pay any obligation or liability under the Plan or any contract, instrument, release or other agreement or document to be entered into or delivered in connection with the Plan or (2) the liability of any entity that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct.

C.   Modification of the Plan

          Subject to the restrictions on modifications set forth in section 1127 of the Bankruptcy Code, the Debtors or the Reorganized Debtors, as applicable, reserve the right to alter, amend or modify the Plan before its substantial consummation.

D.   Revocation of the Plan

          The Debtors reserve the right to revoke or withdraw the Plan as to any or all of the Debtors prior to the Confirmation Date. If the Debtors revoke or withdraw the Plan as to any or all of the Debtors, or if Confirmation as to any or all of the Debtors does not occur, then, with respect to such Debtors, the Plan will be null and void in all respects, and nothing contained in the Plan will: (1) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtors or (2) prejudice in any manner the rights of any Debtors or any other party.

E.   Severability of Plan Provisions

          If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision then will be applicable as altered or interpreted; provided that any such alteration or interpretation must be in form and substance acceptable to the Debtors and the Creditors' Committee. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

F.   Successors and Assigns

        The rights, benefits and obligations of any person or entity named or referred to in the Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor or assign of the entity.

G.   Service of Certain Plan Exhibits and Disclosure Statement Exhibits

        Because the Exhibits to the Plan are voluminous, the Exhibits are not being served with copies of the Plan and the Disclosure Statement. All of the Exhibits are or will be available to any party in interest on the Document Website.

H.   Service of Documents

        Any pleading, notice or other document required by the Plan or Confirmation Order to be served on or delivered to the Debtors, the Reorganized Debtors, the Creditors' Committee or the DIP Lenders must be sent by overnight delivery service, facsimile transmission, courier service or messenger to:

     1.  The Debtors and the Reorganized Debtors:

         John F. Sterling, Esq., General Counsel
         PILLOWTEX CORPORATION
         4111 Mint Way
         Dallas, Texas  75237
         Fax:  (214) 467-0823

         David G. Heiman, Esq.
         JONES, DAY, REAVIS & POGUE
         North Point
         901 Lakeside Avenue
         Cleveland, Ohio  44114
         Fax:  (216) 579-0212

         Sharon A. Alexander, Esq.
         Henry L. Gompf, Esq.
         Gregory M. Gordon, Esq.
         Daniel P. Winikka, Esq.
         JONES, DAY, REAVIS & POGUE
         2727 North Harwood Street
         Dallas, Texas  75201
         Fax:  (214) 969-5100

    William H. Sudell, Jr., Esq.
    Eric D. Schwartz, Esq.
    MORRIS, NICHOLS, ARSHT & TUNNELL
    1201 North Market Street
    P.O. Box 1347
    Wilmington, Delaware  19899
    Fax:  (302) 658-3989

    (Counsel to the Debtors and Reorganized Debtors)

2.  The Creditors' Committee:

    Fred S. Hodara, Esq.
    AKIN, GUMP, STRAUSS, HAUER & FELD LLP
    590 Madison Avenue
    New York, New York 10022
    Fax:  (212) 872-1002

    John D. McLaughlin, Esq.
    YOUNG, CONAWAY, STARGATT & TAYLOR
    1100 North Market Street, 11th Floor
    P.O. Box 391
    Wilmington, Delaware  19899
    Fax: (302) 571-1253

    (Counsel to the Creditors' Committee)

3.  The DIP Lenders:

    Ira Einsohn, Esq.
    R. Michael Farquhar, Esq.
    Douglas Wingo, Esq.
    WINSTEAD, SECHREST & MINICK
    5400 Renaissance Tower
    1201 Elm Street
    Dallas, Texas  75270
    Fax:  (214) 745-5390

    Berry D. Spears, Esq.
    WINSTEAD, SECHREST & MINICK
    100 Congress Avenue, Suite 800
    Austin, Texas  78701
    Fax:  (512) 370-2850

   Mark D. Collins, Esq.
   RICHARDS, LAYTON & FINGER
   One Rodney Square, 8th Floor
   P.O. Box 551
   Wilmington, Delaware  19899
   Fax:  (302) 658-6548

   (Counsel to the DIP Lender and Lenders under the Prepetition Credit Facility)

4. The United States Trustee

   Joseph J. McMahon, Jr., Esq.
   OFFICE OF THE UNITED STATES TRUSTEE
   950 Curtis Center West
   Philadelphia, Pennsylvania  19106
   Fax:  (215) 597-5795

Dated:  February 25, 2002           Respectfully submitted,

                                    PILLOWTEX CORPORATION (for itself and on behalf of the Pillowtex Subsidiary Debtors)


                                    By:   /s/ ANTHONY T. WILLIAMS
                                         -------------------------------------
                                         Anthony T. Williams,
                                         President and Chief Operating Officer


COUNSEL:

WILLIAM H. SUDELL, JR. (DE 463)
ERIC D. SCHWARTZ (DE 3134)
MORRIS, NICHOLS, ARSHT & TUNNELL
1291 North Market Street
P.O. Box 1347
Wilmington, Delaware  19899
(302) 658-9200

DAVID G. HEIMAN (OH 0038271)
JONES, DAY, REAVIS & POGUE
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

         - and -

GREGORY M. GORDON (TX 08435300)
HENRY L. GOMPF (TX 08116400)
SHARON A. ALEXANDER (TX 00998580)
DANIEL P. WINIKKA (TX 00794873)
JONES, DAY, REAVIS & POGUE
2727 North Harwood Street
Dallas, Texas 75201
(214) 220-3939

ATTORNEYS FOR DEBTORS AND DEBTORS IN POSSESSION

                                 Exhibit I.A.46
                                 --------------

                    TERMS OF EXIT FINANCING REVOLVER FACILITY

     The material terms of the Exit Financing Revolver Facility are described under "Overview of the Plan -- Exit Financing Revolver Facility and Other Post-Reorganization Indebtedness" and "Securities to be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- Exit Financing Revolver" in the Disclosure Statement. This exhibit will be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                                 Exhibit I.A.48
                                 --------------

                             TERMS OF EXIT TERM LOAN

     The material terms of the Exit Term Loan are described under "Overview of the Plan -- Summary of Terms of Certain Securities To Be Distributed Pursuant to the Plan -- Exit Term Loan Notes" and "Securities to be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- Exit Term Loan" in the Disclosure Statement. This exhibit will be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                                 Exhibit IV.B.3
                                 --------------

                               PLAN OF MERGER/1/

     The sole purpose of the Pillowtex Merger is to change Pillowtex's domicile from the State of Texas to the State of Delaware. The following briefly describes the Pillowtex Merger:

     . New Pillowtex will be formed as a wholly owned Delaware subsidiary of Pillowtex. The certificate of incorporation and bylaws of New Pillowtex will be in substantially the forms of Exhibits IV.C.1.a.i and IV.C.1.a.ii, respectively, to the Plan.

     .    On the Effective Date of the Plan, the following events will occur:

          . each share of Old Common Stock of Pillowtex and Old Preferred Stock of Pillowtex will be cancelled;

          . Pillowtex will issue, if Class 6 accepts the Plan, 18,034,200 shares of Old Common Stock of Pillowtex, or, if Class 6 does not accept the Plan, 18,411,400 shares of Old Common Stock of Pillowtex, to the Disbursing Agent for the benefit of the holders of Claims in Class 5;

          . Pillowtex will issue, if Class 6 accepts the Plan, 565,800 shares of Old Common Stock of Pillowtex, or, if Class 6 does not accept the Plan, 188,600 shares of Old Common Stock of Pillowtex, to the Disbursing Agent for the benefit of the holders of Claims in Class 6;

          . Pillowtex will merge into New Pillowtex, with New Pillowtex as the surviving corporation;

          . each outstanding share of Old Common Stock of Pillowtex held by the Disbursing Agent will be converted into the right to receive one share of New Common Stock of the surviving corporation (i.e., Reorganized Pillowtex) and each outstanding share of common stock of New Pillowtex will be cancelled; and

          . the Disbursing Agent will surrender the certificates representing the shares of Old Common Stock of Pillowtex and receive in exchange therefor certificates representing an equivalent number of shares of New Common Stock.

----------
/1/ All capitalized terms used herein but not defined have the meanings given to them in the Plan.

                               Exhibit IV.C.1.a.i

              CERTIFICATE OF INCORPORATION OF REORGANIZED PILLOWTEX

     The material terms of the Certificate of Incorporation of Reorganized Pillowtex are described under "Overview of the Plan -- Summary of Terms of Certain Securities to be Distributed Pursuant to the Plan -- Equity Securities," "Reorganized Pillowtex -- Management," "Reorganized Pillowtex -- Certain Corporate Governance Matters" and "Reorganized Pillowtex -- Indemnity Arrangements" in the Disclosure Statement. This exhibit will be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                               Exhibit IV.C.1.a.ii
                               -------------------

                         BYLAWS OF REORGANIZED PILLOWTEX

     The material terms of the Bylaws of Reorganized Pillowtex are described under "Overview of the Plan -- Summary of Terms of Certain Securities to be Distributed Pursuant to the Plan -- Equity Securities," "Reorganized Pillowtex -- Management," "Reorganized Pillowtex -- Certain Corporate Governance Matters" and "Reorganized Pillowtex -- Indemnity Arrangements" in the Disclosure Statement. This exhibit will be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                               Exhibit IV.C.1.b.i
                               ------------------

          FORM OF CERTIFICATE OF INCORPORATION OF REORGANIZED PILLOWTEX
                               SUBSIDIARY DEBTORS





     This exhibit will be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                               Exhibit IV.C.1.b.ii
                               -------------------

           FORM OF BYLAWS OF REORGANIZED PILLOWTEX SUBSIDIARY DEBTORS



     This exhibit will be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                                 Exhibit IV.C.2
                                 --------------

          INITIAL BOARD OF DIRECTORS AND OFFICERS OF PILLOWTEX DEBTORS



     The Debtors have engaged the services of the executive search firm of Russell Reynolds Associates to identify potential directors and a chief executive officer for Reorganized Pillowtex, as described in "Operations During the Reorganization Cases -- Case Administration and Related Activities -- Retention of Financial Advisors and Other Consultants," "Reorganized Pillowtex -- Management -- Reorganized Pillowtex Executive Officers" and "-- Reorganized Pillowtex Board of Directors" in the Disclosure Statement. This exhibit will be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                                 Exhibit IV.C.3
                                 --------------

                  EQUITY INCENTIVE PLAN, EMPLOYMENT AGREEMENTS
                       AND OTHER EMPLOYEE BENEFIT PLANS/1/


A. List Of Benefit Plans, Programs And Agreements To Be In Effect On The Effective Date

     Existing Benefit Plans, Programs and Agreements/2/

     401(k) Retirement Plans
     Retiree Benefits
     Health and Welfare Benefits
     Executive Medical Expense Reimbursement Plan
     Deferred Compensation
     Supplemental Executive Retirement Plan
     Key Employee Retention Plan
     Employment Agreements with: Anthony T. Williams, Michael R. Harmon, Scott E. Shimizu, A. Allen Oakley, and Mr. Richard
     Grissinger, and seven other executive officers

     New Benefit Plans, Programs, Agreements/2/

     Equity Incentive Plan
     Severance Arrangements

B.   Initial Grants Under Equity Incentive Plan

     The initial grants of restricted stock and options under the Equity Incentive Plan are presently expected to include grants as follows:

                                                            No. of Shares of
                                No. of Shares of            New Common Stock
          Recipient            of Restricted Stock       Underlying Option Grant
     -------------------       -------------------       -----------------------
     Anthony T. Williams             80,000                      123,200
     Scott T. Shimizu                60,000                       90,000
     Michael R. Harmon               60,000                       90,000
     A. Allen Oakley                 60,000                       90,000


     The initial grants are also expected to include grants of options exercisable to purchase 373,400 shares of New Common Stock in the aggregate to other key employees. The detail of such grants will be determined by Pillowtex prior to the Confirmation Date.

----------
/1/ All capitalized terms used herein but not defined have the meanings given to them the Plan.

/2/ A description of each of the benefit plans, programs and agreements listed herein is set forth in the Disclosure Statement and incorporated herein by reference.

                                  Exhibit IV.I
                                  ------------

                        NEW REGISTRATION RIGHTS AGREEMENT



     The material terms of the New Registration Rights Agreement are described under "Applicability of Certain Federal and State Securities Laws -- Registration Rights" in the Disclosure Statement. This exhibit will be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                                  Exhibit IV.J
                                  ------------

                              NEW WARRANT AGREEMENT



     The material terms of the New Warrant Agreement are described under "Securities to be Distributed Pursuant to the Plan; Post-Reorganization Indebtedness -- New Warrants" in the Disclosure Statement. This exhibit will be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                                 Exhibit IV.K.1
                                 --------------

                            NEW TAX SHARING AGREEMENT



     This exhibit will be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                                  Exhibit V.A.1
                                  -------------

        SCHEDULE OF EXECUTORY CONTRACTS OR UNEXPIRED LEASES TO BE ASSUMED



     This exhibit will be Filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.

                                   Exhibit V.C
                                   -----------

                 NONEXCLUSIVE SCHEDULE OF EXECUTORY CONTRACTS OR
                         UNEXPIRED LEASES TO BE REJECTED



     This exhibit is to be filed and available for review on the Document Website no later than 15 days before the deadline to object to the Confirmation of the Plan.